Exhibit 15

EXECUTION VERSION

ARRANGEMENT AGREEMENT

BETWEEN

BROOKFIELD ASSET MANAGEMENT INC.

-AND-

BROOKFIELD PROPERTY PARTNERS L.P.

-AND-

BPY ARRANGEMENT CORPORATION

March 31, 2021

TABLE OF CONTENTS

(continued)

ARRANGEMENT AGREEMENT

THIS AGREEMENT made as of the 31st day of March, 2021.

BETWEEN:

BROOKFIELD ASSET MANAGEMENT INC.,

a corporation existing under the laws of Ontario,

(hereinafter referred to as “BAM” or the “Purchaser”)

— and —

BROOKFIELD PROPERTY PARTNERS L.P.,

an exempted limited partnership existing under the laws of Bermuda,

(hereinafter referred to as “BPY”)

— and —

BPY ARRANGEMENT CORPORATION,

a corporation existing under the laws of Ontario,

(hereinafter referred to as “Purchaser Sub” and together with BAM, the “Purchaser Parties”)

WHEREAS the Purchaser Parties wish to acquire all of the issued and outstanding limited partnership units (other than the general partnership units and the preferred partnership units) of BPY by way of an Arrangement under the provisions of the Business Corporations Act (Ontario) (the “OBCA”);

AND WHEREAS as a result of the transactions contemplated in the Arrangement, the Purchaser Parties will have the right to acquire all of the issued and outstanding BPYU Shares in accordance with the terms of the BPYU Charter;

AND WHEREAS the Special Committee has unanimously determined and recommended to the Board of Directors, after consultation with its financial and legal advisors, that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY; and the Unconflicted Board of Directors after considering, among other things, such determination and recommendation of the Special Committee, has determined that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY and has unanimously resolved to recommend approval of the Arrangement to the unitholders of BPY, all on the terms and subject to the conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Acquired Units” means the BPY Units, the Exchange LP Units and the BPYU Shares;

“affiliate” has the meaning given thereto in National Instrument 45-106 —Prospectus Exemptions;

“Agreement”, “hereof”, “herein”, “hereto” and like references mean and refer to this agreement, as same may be amended, supplemented or restated in accordance with its terms;

“Arrangement” means the arrangement of Purchaser Sub pursuant to section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement, and any amendment or variation thereto in accordance with the terms of this Agreement and the Plan of Arrangement or made at the discretion of the Court in the Final Order (with the consent of the Purchaser Parties and BPY, each acting reasonably);

“Articles of Arrangement” means the articles of arrangement of Purchaser Sub in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably;

“BAM” has the meaning ascribed thereto in the Recitals;

“BAM Disclosure Document” means each report, schedule, registration statement, proxy, form, statement or other document filed with, or furnished to, the Securities Authorities by BAM or any of its subsidiaries (other than BPY and its subsidiaries);

“BAM Equity-Based Award Plans” means all option, stock appreciation, equity or equity-based, incentive, incentive compensation, deferred compensation, share purchase, share compensation or other employee or director compensation plans, in each case for the benefit of directors, former directors, employees or former employees of the BAM Parties, which are maintained by or binding upon any of the BAM Parties;

“BAM Exchange LP Consideration” has the meaning given in the Plan of Arrangement;

“BAM Holders” means BAM and any of its subsidiaries that hold Acquired Units immediately prior to the Effective Time;

“BAM Material Adverse Effect” means any fact, circumstance, change, effect, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, effects, matters, actions, conditions, events or occurrences:

(a)	is or would reasonably be expected to be material and adverse to the results of operations, assets, properties, or financial condition of BAM and its subsidiaries, taken as a whole; or

(b)

would or would reasonably be expected to materially impair or delay the consummation of the Arrangement by BAM beyond the Outside Date or materially impair or delay the ability of BAM to perform its obligations hereunder, provided that the pendency of any litigation seeking to restrain, enjoin or otherwise prohibit the consummation of the Arrangement shall be disregarded for the purpose of this clause (b), other than, in the case of either clause (a) or (b) above, any fact, circumstance, change, effect, matter, action, condition, event or occurrence resulting from (i) the negotiation, execution or announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder, (ii) changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, (iii) changes affecting the industry or markets in which BAM or its subsidiaries (other than BPY and its subsidiaries) operate, (iv) any natural disaster or any climatic or other natural events or condition, (v) any change in applicable Law, regulations or IFRS, (vi) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, (vii) any epidemic, pandemic or outbreaks of illness (including the COVID-19 pandemic) or other health crisis or public health event in any jurisdiction in which BAM or its subsidiaries (other than BPY and its subsidiaries) operate, or any worsening of such circumstances, including further lockdowns, limitations on vaccine effectiveness or distribution or emergence of variants of COVID-19, and, in each case, any economic or business consequences thereof, or (viii) any action taken by BAM that is permitted under this Agreement or that was undertaken with the consent or approval of BPY; provided however that such fact, circumstance, change, effect, matter, action, condition, event or occurrence referred to in clauses (ii), (iii), (iv), (v), or (vi) do not primarily relate to (or have the effect of primarily relating to) BAM and its subsidiaries (other than BPY and its subsidiaries), taken as a whole, or disproportionately adversely affect BAM and its subsidiaries (other than BPY and its subsidiaries), taken as a whole, compared to other persons operating in the same industry as BAM and its subsidiaries (other than BPY and its subsidiaries), provided that (x) a failure to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or other financial metrics of BAM, whether made by or attributed to BAM or any financial analyst or other person, or (y) any decrease in the market price or any decline in the trading volume of the BAM Shares on either the TSX, NYSE or a replacement market shall not, in and of itself, constitute a BAM Material Adverse Effect; provided, however, that any fact, circumstance, change, effect, matter, action, condition, event or occurrence underlying any such decrease in market price or decline in trading volume that is not excluded pursuant to clause (i) through (vii) may be considered in determining whether there has been a BAM Material Adverse Effect;

“BAM Parties” means, collectively, BAM and its subsidiaries, excluding BPY and its subsidiaries;

“BAM Share Consideration” means 0.3979 of a BAM Share for each Acquired Unit, subject to adjustment in accordance with Section 2.6;

“BAM Shares” means the class A limited voting shares in the capital of BAM;

“Board of Directors” means the board of directors of the general partner of BPY;

“BPY” has the meaning ascribed thereto in the Recitals;

“BPY and BPYU Equity-Based Award Plans” means, collectively, the BPY Equity-Based Award Plans and the BPYU Equity-Based Award Plans;

“BPY Disclosure Letter” means the disclosure letter executed by BPY and delivered to the Purchaser Parties on the date hereof in connection with the execution of this Agreement;

“BPY Equity-Based Award Plans” means, collectively, (a) the DSU Plans, (b) the BPY Stock Option Plans, (c) the Tracking Share Option Plan, (d) the Restricted BPY Stock Plans, and (e) the Amended and Restated Brookfield Property L.P. FV LTIP Unit Plan, as amended as of April 18, 2019;

“BPY LPA” means the second amended and restated limited partnership agreement of BPY dated as of August 8, 2013, as amended;

“BPY Options” means the stock options granted under the BPY Stock Option Plans;

“BPY Stock Option Plans” means (a) the Brookfield Property Partners amended and restated BPY unit option plan, amended as of November 5, 2019, (b) the Brookfield Property Partners BPY unit option plan (Australia), amended as of February 3, 2015, and (c) the Brookfield Property Partners BPY unit option plan (GGP), effective as of August 28, 2018.

“BPY Material Adverse Effect” means any fact, circumstance, change, effect, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, effects, matters, actions, conditions, events or occurrences:

(a)	is or would reasonably be expected to be material and adverse to the results of operations, assets, properties, or financial condition of BPY and its subsidiaries, taken as a whole; or

(b)

would or would reasonably be expected to materially impair or delay the consummation of the Arrangement by BPY beyond the Outside Date or materially impair or delay the ability of BPY to perform its obligations hereunder, provided that the pendency of any litigation seeking to restrain, enjoin or otherwise prohibit the consummation of the Arrangement shall be disregarded for the purpose of this clause (b), other than, in the case of either clause (a) or (b) above, any fact, circumstance, change, effect, matter, action, condition, event or occurrence resulting from (i) the negotiation, execution or announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder, including any communication by a BAM Party regarding plans, proposals or projections with respect to BPY, its subsidiaries or their employees (including any impact on the relationship of BPY or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners), (ii) changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, (iii) changes affecting the industry or markets in which BPY or its subsidiaries operate, (iv) any natural disaster or any climatic or other natural events or condition, (v) any change in applicable Law, regulations or IFRS, (vi) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, (vii) any epidemic, pandemic or outbreaks of illness (including the COVID-19 pandemic) or other health crisis or public health event in any jurisdiction in which BPY or its subsidiaries operate, or any worsening of such circumstances, including further lockdowns, limitations on vaccine effectiveness or distribution or emergence of variants of COVID-19, and, in each case, any economic or business consequences thereof, or (viii) any action taken by BPY that is permitted under this Agreement or that was undertaken with the consent or approval of BAM or that was taken by BAM, as service provider to BPY or any act or omission of BPY as to matters under the authority or control of BAM and/or its subsidiaries as the Service Provider; provided however that such fact, circumstance, change, effect, matter, action, condition, event or occurrence referred to in clauses (ii), (iii), (iv), (v), or (vi) do not primarily relate to (or have the effect of primarily relating to) BPY and its subsidiaries, taken as a whole, or disproportionately adversely affect BPY and its subsidiaries, taken as a whole, compared to other persons operating in the same industry as BPY and its subsidiaries, provided that (x) a failure to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or other financial metrics of BPY, whether made by or attributed to BPY or any financial analyst or other person, or (y) any decrease in the market price or any decline in the trading volume of the BPY Units on either the TSX, Nasdaq or a replacement market shall not, in and of itself, constitute a BPY Material Adverse Effect; provided, however, that any fact, circumstance, change, effect, matter, action, condition, event or occurrence underlying any such decrease in market price or decline in trading volume that is not excluded pursuant to clause (i) through (vii) may be considered in determining whether there has been a BPY Material Adverse Effect;

“BPY Resolution” means the resolution approving the LPA Amendment and the transactions contemplated by the Plan of Arrangement to be considered at the BPY Unitholders’ Meeting by BPY Unitholders, substantially the form of Schedule A hereto;

“BPYU” means Brookfield Property REIT Inc.;

“BPYU Charter” means the fourth amended and restated certificate of incorporation of BPYU effective as of June 26, 2019;

“BPYU Equity-Based Award Plans” means (a) the Amended and Restated Brookfield Property Group Restricted BPR Class A Stock Plan, as amended as of November 5, 2019, (b) the Amended and Restated Brookfield Property REIT Inc. 2010 Equity Incentive Plan, as amended as of August 28, 2018 and (c) the General Growth Properties, Inc. 2010 Equity Incentive Plan, as amended as of October 27, 2010;

“BPY Unitholders” means holders of BPY Units;

“BPY Unitholders’ Meeting” means the meeting of the BPY Unitholders to be held in a virtual format including any adjournment or postponement thereof, to be called in accordance with the Interim Order to consider, and if deemed advisable approve, the BPY Resolution;

“BPY Units” means the limited partnership units (other than the general partner units and the preferred partnership units) in the capital of BPY, including the Restricted BPY Units;

“BPYU Preferred Shares” means the shares of preferred stock, par value $0.01 per share, designated as 6.375% Series A Cumulative Redeemable Preferred Stock, in the capital of BPYU;

“BPYU Shareholders” means holders of BPYU Shares;

“BPYU Shares” means the shares of class A stock, par value $0.01 per share, in the capital of BPYU;

“Business Day” means any day of the week, other than a Saturday or Sunday or a statutory or civic holiday observed in Toronto, Ontario, New York, New York or Hamilton, Bermuda;

“Cash Consideration” means $18.17 in cash for each Acquired Unit, subject to adjustment in accordance with Section 2.6;

“Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA after the Articles of Arrangement have been filed;

“Circular” means the circular/prospectus which constitutes (i) the notice of BPY Unitholders’ Meeting and accompanying management information circular of BPY to be mailed or delivered to, among others, the BPY Unitholders, BPYU Shareholders and Exchange LP Holders, in connection with the BPY Unitholders’ Meeting and (ii) a prospectus forming part of the Form F-4 of (x) BAM with respect to the registration of BAM Shares and (y) New LP and the Preferred Unit Guarantors with respect to registration of Preferred Units and the Preferred Unit Guarantees;

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization);

“Consideration” means (a) the BAM Share Consideration, (b) the Cash Consideration, and/or (c) 0.7268 of a Preferred Unit for each Acquired Unit, subject in each case to pro-ration in accordance with the Plan of Arrangement and otherwise on the terms and conditions in the Plan of Arrangement;

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order,

license, sublicense, bond, mortgage, loan, guarantee, franchise, commitment, letter of intent, purchase order, memorandum of understanding, insurance policy, benefit plan, or other instrument or obligation, and any amendments thereto, in each case which is legally binding;

“Core Representations” means the representations and warranties of BPY contained in Sections 3.1(a), 3.1(b)(i), 3.1(c) and 3.1(e);

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Depositary” means AST Trust Company (Canada);

“Director” means the Director appointed under Section 278 of the OBCA;

“Dissenting Unitholder” means a registered holder of BPY Units (other than BAM or one of its subsidiaries) who dissents in respect of the BPY Resolution in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its BPY Units;

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement;

“DSU Plans” means (a) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for non-employee directors, amended and restated as of June 9, 2014, and (b) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for employees, amended and restated as of June 9, 2014;

“DSUs” means the deferred share units granted under the DSU Plans;

“DRIP” means the distribution reinvestment plan of BPY, as amended;

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement, which shall be no earlier than the Election Deadline (as defined in the Plan of Arrangement);

“Effective Time” means 3:01 a.m. (Toronto Time) on the Effective Date, or such other time as may be agreed to in writing by BAM and BPY prior to the Effective Date;

“Exchangeable Securities” means Exchange LP Units and BPYU Shares;

“Exchange Act” means the United States Securities Exchange Act of 1934;

“Exchange LP” means Brookfield Office Properties Exchange LP, a limited partnership existing under the laws of Ontario;

“Exchange LP Unit” means a unit of interest in Exchange LP designated as an Exchangeable LP Unit and having the rights and attributes described in the limited partnership agreement of Exchange LP with respect thereto, including the right of a holder thereof to exchange such unit for a BPY Unit;

“Fairness Opinion” means the written opinion of the Financial Advisor dated March 31, 2021, addressed to the Special Committee to the effect that the consideration to be received under the Arrangement is fair, from a financial point of view, to the Public Unitholders;

“Final Order” means the order of the Court pursuant to Section 182(5) of the OBCA, in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Purchaser Parties and BPY, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Purchaser Parties and BPY, each acting reasonably) on appeal;

“Financial Advisor” means Lazard Frères & Co. LLC;

“Form F-4” means the joint registration statement on Form F-4, which will include the Circular as a prospectus, and which will constitute (a) a registration statement of BAM with respect to the registration of BAM Shares and (b) a registration statement of New LP and the Preferred Unit Guarantors with respect to registration of Preferred Units and the Preferred Unit Guarantees;

“Governmental Authorization” means any (a) Permit or (b) right under any Contract with any Governmental Entity;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSX, NYSE, the Nasdaq, and any applicable replacement market, as applicable; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Holding LP” means Brookfield Property L.P.;

“Holding LP LPA” means the fourth amended and restated limited partnership agreement of Holding LP dated as of February 20, 2019, as amended;

“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board;

“Interim Order” means an order of the Court pursuant to Section 182(5) of the OBCA, in form and substance acceptable to the Purchaser Parties, each acting reasonably, containing declarations and directions in respect of the notice to be given and the conduct of the BPY Unitholders’ Meeting with respect to the Arrangement, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;

“Knowledge of BAM” means the actual knowledge (after reasonable inquiry) of Justin Beber and Nicholas Goodman;

“Knowledge of BPY” means the actual knowledge (after reasonable inquiry) of Brett Fox, Brian Kingston and Bryan Davis;

“Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law, orders, ordinances, judgments, decrees, guidelines, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more parties, means such Laws as are applicable to such party or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the party or parties or its or their business, undertaking, property or securities;

“Legal Action” means any claims, actions, suits, demands, arbitrations, charges, indictments, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations;

“Liens” means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or claims;

“LPA” means the second amended and restated limited partnership agreement of BPY dated as of August 8, 2013, as amended;

“LPA Amendment” means the amendment to the LPA attached hereto as Exhibit A to Schedule A;

“material fact” has the meaning ascribed thereto in the Securities Act;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“Misrepresentation” has the meaning ascribed thereto under any applicable Securities Laws and includes any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

“MSA” means the second amended and restated master services agreement, made as of August 27, 2018, between BAM, BPY, Holding LP, Brookfield Global Property Advisor Limited, Brookfield Property Group LLC, Brookfield Asset Management Private Institutional Capital Adviser US, LLC, BPG Holdings Group Inc. and certain other parties specified therein, as may be duly amended from time to time;

“Nasdaq” means the Nasdaq Stock Market;

“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Time, directly or indirectly, by BPY;

“New LP LPA” means the limited partnership agreement governing New LP that will be substantially in the form set forth in Section 1.1 of the BPY Disclosure Letter;

“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings;

“Non-Core Representations” means all of the representations and warranties of BPY set forth in this Agreement other than the Core Representations;

“NYSE” means the New York Stock Exchange;

“OBCA” has the meaning ascribed thereto in the Recitals;

“Order” means any order, writ, injunction, judgment, ruling, decision, consent, award, stipulation, subpoena, verdict, arbitration award, decree or other determination, in each case, entered, issued, made or rendered by any Governmental Entity;

“Ordinary Course of Business” means the ordinary course of business of BPY and its subsidiaries (as the case may be), consistent with past practice, including as may have been varied by BPY or its subsidiaries in response to the COVID-19 pandemic;

“Outside Date” means September 30, 2021 or such later date as may be agreed to in writing by the parties;

“Permit” means a permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to applicable Law;

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

“Plan of Arrangement” means the plan of arrangement in substantially the form of Schedule B hereto, and any amendment or variation thereto in accordance with the terms hereof, Section 6.1 of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Purchaser Parties and BPY, each acting reasonably;

“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 4.5;

“Preferred Unit Guarantees” means the guarantees of the Preferred Units by the Preferred Unit Guarantors that will be substantially in the form set forth in Section 1.1 of the BPY Disclosure Letter;

“Preferred Unit Guarantors” means BPY, Holding LP, Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited;

“Preferred Units” means the Class A Cumulative Redeemable Preferred Units, Series 1 of New LP with the rights and attributes to be provided for in the New LP LPA;

“Public Unitholders” means the holders of BPY Units other than BAM and its subsidiaries (including BPY) and any other person who holds BPY Units in respect of which votes are required to be excluded under Section 8.1(2) of MI 61-101 for the purposes of determining minority approval for the Arrangement;

“Purchaser” has the meaning ascribed thereto in the Recitals;

“Purchaser Parties” has the meaning ascribed thereto in the Recitals;

“Purchaser Sub” has the meaning ascribed thereto in the Recitals;

“Representatives” of a person means the directors, officers, employees, advisors or other representatives of such person (including lawyers, accountants and financial and other professional advisors);

“Required Vote” has the meaning ascribed thereto in Section 2.3(c)(ii);

“Restricted BPY Stock Plans” means (a) the Brookfield Property Group restricted BPY L.P. unit plan, as amended as of June 2020 and (b) the Brookfield Property Group restricted BPY L.P. unit plan (Canada), as amended as of November 5, 2019;

“Restricted BPY Units” means the BPY Units subject to and administered under the Restricted BPY Stock Plans;

“Schedule 13E-3” means the Rule 13e-3 transaction statement on Schedule 13E-3 under the Exchange Act to be filed in connection with this Agreement and the Plan of Arrangement, as it may be amended or supplemented from time to time;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the Securities Act (Ontario);

“Securities Authorities” means the applicable securities commissions and other securities regulatory authorities in Canada and the United States;

“Securities Laws” means the Securities Act, the Exchange Act, and all other applicable Canadian provincial and territorial and United States federal and state securities laws, rules, regulations and published policies thereunder;

“Special Committee” means the special committee of directors of the general partner of BPY constituted to consider the transactions contemplated by this Agreement;

“subsidiary” has the meaning given in National Instrument 45-106 — Prospectus Exemptions;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.);

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest,

penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, Quebec sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping duties, all license, franchise and registration fees and all employment insurance, health insurance, workers’ compensation and Canada and other government pension plan premiums or contributions;

“Tracking Share Options” means the stock options granted under the Tracking Share Option Plan;

“Tracking Share Option Plan” means the Brookfield Property Partners amended and restated BPY unit option plan (Canada), as amended as of November 5, 2019;

“TSX” means the Toronto Stock Exchange;

“Unconflicted Board of Directors” means the board of directors of the general partner of BPY, with Jeffrey Blidner as a director who has interests that present actual or potential conflicts of interest in connection with the Arrangement abstaining from voting on any resolution, approval or recommendation in connection with the Arrangement;

“Unitholders” means holders of BPY Units and Exchange LP Units;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto; and

“Valuation” means the formal valuation of the BPY Units and the Preferred Units dated March 31, 2021 that was prepared by the Financial Advisor in accordance with MI 61-101.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Calculation of Time. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

(b)

Business Days. Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

(c)

Headings. The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles, Sections and subsections and the insertion of a table of contents shall not affect the interpretation of this Agreement.

(d)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(e)

Statutory References. Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all rules, regulations and published policies, as applicable, made thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(f)	Currency. All references to “$” mean United States dollars.

(g)

Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or Governmental Entity (including any governmental agency, political subdivision or instrumentality thereof).

1.3	Schedules

Schedule A and Schedule B annexed to this Agreement, are incorporated by reference into and form part of this Agreement.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement

(a)

As soon as reasonably practicable following the execution of this Agreement, Purchaser Sub shall prepare, file, proceed with and diligently prosecute an application pursuant to section 182(5) of the OBCA for the Interim Order as contemplated in Section 2.3.

(b)	As soon as reasonably practicable after obtaining the Interim Order, BPY shall convene and hold the BPY Unitholders’ Meeting for the purpose of considering the BPY Resolution.

(c)

If the Interim Order and the approval of the BPY Unitholders as set out in the Interim Order are obtained, Purchaser Sub shall promptly thereafter take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order.

(d)	Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, Purchaser Sub shall file,

pursuant to section 183(1) of the OBCA, articles of arrangement to give effect to the Arrangement and implement the Plan of Arrangement.

2.2	Effective Date of Arrangement

The Arrangement shall become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement shall become effective in the order set out in the Plan of Arrangement. The closing of the Arrangement will take place at the offices of Torys LLP, 79 Wellington Street West, Toronto, Ontario M5K 1N2 at 10:00 a.m. (Toronto time) on the Effective Date, or such other place as agreed upon by the parties.

2.3	Interim Order

The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide, among other things:

(a)	for the calling and holding of the BPY Unitholders’ Meeting for the purpose of considering the BPY Resolution;

(b)	for the BPY Unitholders’ Meeting to be called, held and conducted in accordance with the provisions of the LPA, the Circular and the Interim Order;

(c)	that the requisite unitholder approval for the BPY Resolution shall be:

(i)	a simple majority of the votes cast by BPY Unitholders present in person or represented by proxy at the BPY Unitholders’ Meeting; and

(ii)	a simple majority of the votes cast by Public Unitholders present in person or represented by proxy at the BPY Unitholders’ Meeting (together with clause (i), the “Required Vote”);

(d)	that registered holders of BPY Units will be provided with Dissent Rights;

(e)	that the BPY Unitholders’ Meeting may be adjourned or postponed from time to time by BPY without the need for additional approval of the Court; and

(f)

confirmation of the record date for the purposes of determining the Unitholders and BPYU Shareholders entitled to receive notice and the BPY Unitholders entitled to vote at the BPY Unitholders’ Meeting in accordance with the Interim Order and that the record date will not change as a result of any adjournments or postponements of the BPY Unitholders’ Meeting.

2.4	Circular, Form F-4 and Schedule 13E-3

(a)

BPY and BAM will, in a timely and expeditious manner, jointly prepare and file or cause to be filed, (i) the Circular in all Canadian jurisdictions where the same is required and (ii) the Form F-4 and Schedule 13E-3, which shall include the Circular as a prospectus, with the SEC, in each case as required under applicable Laws and the Interim Order. BPY and the Purchaser Parties shall use commercially reasonable efforts to have the Form F-4 declared effective as promptly as practicable after being filed (including by responding to comments of the SEC) and, prior to the effective date of the Form F-4, BPY and the Purchaser Parties shall take all actions reasonably required to be taken under any applicable securities Laws in connection with the issuance of the BAM Shares and the Preferred Units. BPY and BAM will, in a timely and expeditious manner following the effective date of the Form F-4, jointly mail or deliver the Circular to the Unitholders, BPYU Shareholders and holders of award grants under the BPY and BPYU Equity-Based Award Plans.

(b)

BAM, with reasonable cooperation from BPY, shall ensure the Circular complies in all material respects with all applicable Laws, and, without limiting the generality of the foregoing, that the Circular will not contain any Misrepresentation. BAM, with reasonable cooperation from BPY, shall ensure that the Form F-4 and Schedule 13E-3, at the time of filing thereof and at the time of each amendment or supplement thereto, complies as to form in all material respects with the Exchange Act.

(c)	The Circular will include the unanimous recommendation of the Unconflicted Board of Directors that BPY Unitholders vote in favour of the BPY Resolution.

(d)

The Circular will provide that the holders of Exchange LP Units may elect to participate in the Arrangement on an “as-exchanged” basis in accordance with Section 4.2(m), and include notice of redemption and notice of BPY’s intention to exercise its redemption call right for all Exchange LP Units in respect of which a holder has not so opted to participate, all in accordance with the terms of the Exchange LP Units.

(e)

Each of Purchaser Parties and BPY will furnish to each other all such information as may be required by the Interim Order or applicable Laws or as may be reasonably required or reasonably requested by one of the parties hereto in the preparation of the Circular, the Form F-4 and the Schedule 13E-3 for inclusion in the Circular, the Form F-4 and the Schedule 13E-3 and in any amendments or supplements to such documents or other documents related thereto. The Purchaser Parties shall ensure that no such information will contain any Misrepresentation and that such information with respect to the Purchaser Parties will not contain any Misrepresentation and, at the time the Form F-4 or Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, the Form F-4 or Schedule 13E-3, as amended or supplemented, will not contain any Misrepresentation. BPY shall ensure that any information that is provided by BPY or its Representatives (excluding BAM or any Service Provider (as defined in the MSA) in connection with their roles as a service provider to BPY) with respect to BPY for the purpose of inclusion in the Circular or Schedule 13E-3 will not contain any Misrepresentation. BAM shall indemnify and save harmless BPY, its subsidiaries and their respective Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which BPY, any subsidiary of

BPY or any of their respective Representatives may be subject or may suffer, in any way caused by, or arising directly or indirectly, from or in consequence of (i) any Misrepresentation or alleged Misrepresentation, in each case in respect of any information that is provided by BAM or its Representatives for the purpose of inclusion in the Circular or Schedule 13E-3 and (ii) any Order made, or any inquiry, investigation or proceeding by any Securities Authority or other Governmental Entity, to the extent based on any Misrepresentation or any alleged Misrepresentation, in each case in respect of any information provided by BAM or its Representatives for the purpose of inclusion in the Circular or Schedule 13E-3.

(f)

Each of BAM, BPY and their respective advisors shall be given a reasonable opportunity to review and comment on the Circular, the Form F-4 and Schedule 13E-3, prior to the Circular being printed and mailed or delivered to the Unitholders, BPYU Shareholders and holders of award grants under the BPY and BPYU Equity-Based Award Plans and the Circular, Form F-4 and Schedule 13E-3 being filed, and reasonable consideration shall be given to any comments made by the Purchaser and its advisors, or BPY and its advisors, as applicable, provided that all information relating solely to the Purchaser Parties included in the Circular, the Form F-4 and Schedule 13E-3 shall be in form and substance satisfactory to BPY, acting reasonably, and provided that all information relating solely to BPY included in the Circular, the Form F-4 and Schedule 13E-3 shall be in form and substance satisfactory to the Purchaser, acting reasonably. BPY shall provide the Purchaser Parties with a final copy of the Circular prior to the mailing or delivery to the Unitholders, BPYU Shareholders and holders of award grants under the BPY and BPYU Equity-Based Award Plans. BAM and BPY shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Circular, the Form F-4, and/or the Schedule 13E-3 or for additional information and shall supply each other with copies of (i) all correspondence between BAM, BPY, or their respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Circular, the Form F-4, and/or the Schedule 13E-3 and (ii) all Orders of the SEC relating to the Form F-4. No response to any comments from the SEC or the staff of the SEC relating to the Circular, the Form F-4, and/or the Schedule 13E-3 will be made by either BAM or BPY, as applicable, without providing the other a reasonable opportunity to review and comment thereon unless pursuant to a telephone call initiated by the SEC, and each party shall consider in good faith all comments reasonably proposed by the other party. No amendment or supplement to the Circular, the Form F-4, and/or the Schedule 13E-3 shall be made by BPY or BAM, as applicable, without the prior approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed.

(g)

The Purchaser Parties and BPY shall also take, or cause to be taken, any other action required to be taken under Securities Act, the Exchange Act, any applicable domestic, provincial, foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the issuance of the BAM Shares and Preferred Units (and the related Preferred Unit Guarantees).

(h)

BPY and the Purchaser Parties shall promptly notify one another if at any time before the Effective Date, they become aware that the Circular, the Form F-4, and/or the Schedule 13E-3 contains a Misrepresentation, or that the Circular, the Form F-4, and/or the Schedule 13E-3 otherwise requires an amendment or supplement in order to prevent such documents from including a Misrepresentation, and the Purchaser Parties and BPY shall co-operate in the preparation of any amendment or supplement to the Circular, the Form F-4, and/or the Schedule 13E-3, as required or appropriate, and BPY and BAM shall promptly mail or deliver or otherwise publicly disseminate any amendment or supplement to the Circular, the Form F-4, and/or the Schedule 13E-3 as applicable in accordance with 2.4(a) and, if required by the Court or applicable Laws, file the same with the Securities Authorities and as otherwise required.

2.5	Payment of Consideration

The Purchaser Parties shall, on or immediately prior to the Effective Date, deposit or cause to be deposited with the Depositary (i) sufficient BAM Shares to satisfy the BAM Share Consideration, which the holders of Acquired Units are entitled to receive under the Arrangement in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights), (ii) sufficient Preferred Units to satisfy the portion of the Consideration to be paid in Preferred Units, which the holders of Acquired Units are entitled to receive under the Arrangement, in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights) and (iii) sufficient cash to pay in full the aggregate amount required to satisfy (x) the Cash Consideration, which the holders of Acquired Units are entitled to receive under the Arrangement in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights) and (y) the redemption of the BPYU Preferred Shares in accordance with Section 4.2(l). Promptly following the determination of the cash payments to be made to Dissenting Unitholders, the Purchaser Parties shall deposit or cause to be deposited with the Depositary any additional cash required to satisfy such payments.

2.6	Certain Adjustments

Notwithstanding anything in this Agreement to the contrary, but without duplication of any adjustment already accounted for pursuant to this Agreement, from the date of this Agreement until the earlier of (x) the Effective Time and (y) any termination of this Agreement in accordance with Section 6.2, if:

(a)

(i) the outstanding BAM Shares or the outstanding BPY Units (or the securities convertible into or exercisable for BAM Shares or BPY Units) shall have been changed into a different number of shares or units or a different class by reason of any reclassification, stock or unit split (including a reverse stock or unit split), recapitalization, split-up, combination, exchange of shares or units, readjustment, or other similar transaction, or a stock or similar dividend or distribution thereon (other than a transaction described in Section 2.6(b)), shall be declared with a record date within said period, or (ii) any extraordinary cash dividend or any cash dividend in excess of BAM’s normal quarterly dividend of $0.13 per BAM Share, shall be declared with a record date within said period, then the Consideration, and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide BPY and Unitholders, as the case may be, the same economic effect as contemplated by this Agreement prior to such event; or

(b)

any dividend or distribution on the BAM Shares or a security that is the economic equivalent of a BAM Share, including the special pro rata distribution by BAM to the holders of BAM Shares of class A exchangeable limited voting shares of Brookfield Asset Management Reinsurance Partners Ltd., shall be declared thereon with a record date within said period, then the BAM Share Consideration shall become a number of BAM Shares equal to the product of (x) the BAM Share Consideration multiplied by (y) the sum of (A) the number of shares or securities to be distributed per BAM Share plus (B) one; or

(c)

any cash distribution shall be declared on the BPY Units (or the securities convertible into or exercisable for BPY Units) after the date hereof, then the Cash Consideration shall be reduced by an amount equal to such distribution per BPY Unit, but without duplication.

Nothing in this Section 2.6 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

2.7	Performance of Purchaser Sub

BAM unconditionally and irrevocably guarantees and covenants and agrees to be jointly and severally liable with Purchaser Sub for the due and punctual performance of each and every obligation of Purchaser Sub arising under this Agreement and the Plan of Arrangement. BAM shall cause Purchaser Sub to comply with all of Purchaser Sub’s obligations under or relating to the Arrangement and the transactions contemplated by this Agreement.

2.8	Lists of the BPY Unitholders

At the reasonable request of a Purchaser Party from time to time, and in compliance with applicable Laws, BPY shall, or shall direct its registrar and transfer agent to, provide the such Purchaser Party with a list of the registered BPY Unitholders, together with their addresses and respective holdings of BPY Units, and a list of non-objecting beneficial owners of BPY Units, together with their addresses and respective holdings of BPY Units. BPY shall from time to time require that its registrar and transfer agent furnish the Purchaser Parties with such additional information, including updated or additional lists of the BPY Unitholders and lists of holdings and other assistance as such Purchaser Party may reasonably request.

2.9	Employee Plans

The parties hereto shall take all actions necessary such that, at the time specified in the Plan of Arrangement, the outstanding BPY Options, Tracking Share Options, DSUs and Restricted BPY Units shall be treated in accordance with the provisions of the Plan of Arrangement. FV LTIP Units of Holding LP issued pursuant to the Brookfield Property L.P. FV LTIP Unit Plan will remain outstanding and governed by the terms of such plan, the applicable award agreements and the Holding LP LPA. AO LTIP Units of Holding LP issued pursuant to the Brookfield Property Partners BPY Unit Option Plan (GGP) shall be treated in accordance with the terms of such plan, the applicable award agreements and the Holding LP LPA.

2.10	Fiduciary Duties

Nothing contained herein shall be construed to require the Board of Directors or the Special Committee to take or refrain from taking any action that would be inconsistent with the best interests of BPY, including the best interests of the Public Unitholders. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement, the Board of Directors or the Special Committee may delay the holding of the BPY Unitholders’ Meeting in order to communicate to BPY Unitholders any decision to change the recommendation of the Unconflicted Board of Directors or the Special Committee or to seek an amendment to the Arrangement, the Interim Order or the terms of this Agreement, consistent, in each case, with the best interests of BPY, including the best interests of the Public Unitholders, provided that BPY shall have notified the Purchaser regarding its intention to do any of the foregoing prior to taking any steps in connection therewith.

2.11	BAM Holders

BAM, on behalf of itself and the BAM Holders, acknowledges and agrees that each BAM Holder shall receive BAM Exchange LP Consideration in lieu of the BAM Share Consideration to which it would otherwise be entitled, and waives any claim that it may have to receive the BAM Share Consideration to which it may have otherwise been entitled.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of BPY

Except as (i) disclosed in the BPY Disclosure Letter, or (ii) set forth in any of BPY’s filings with the Securities Authorities and other public disclosure documents of BPY that are publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded), BPY represents and warrants to the Purchaser Parties as follows:

(a)	the Special Committee has received the Valuation and Fairness Opinion from the Financial Advisor and, as of the date hereof:

(i)

the Special Committee, after consultation with its financial and legal advisors, has unanimously determined that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY and has unanimously recommended that the Board of Directors approve the Arrangement and recommend to the Public Unitholders that they vote their BPY Units in favour of the Arrangement; and

(ii)

the Unconflicted Board of Directors, having received the recommendation of the Special Committee has determined unanimously that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY, has unanimously approved the Arrangement and the execution and performance of this Agreement and resolved unanimously to recommend to the Public Unitholders that they vote their BPY Units in favour of the Arrangement;

(b)

BPY (i) is validly existing as an exempted limited partnership under the laws of Bermuda, has the power to enter into this Agreement and to perform its obligations hereunder, and (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, except where such failure to qualify would not have or would not reasonably be expected to have a BPY Material Adverse Effect;

(c)

as of March 30, 2021, the authorized capital of BPY consists of (i) an unlimited number of BPY Units, (ii) an unlimited number of general partnership units and (iii) an unlimited number of preferred limited partnership units. As of the close of business on March 30, 2021, 436,032,994 BPY Units, 138,875 general partnership units, 7,360,000 Class A Cumulative Redeemable Perpetual Preferred Units, Series 1, 10,000,000 Class A Cumulative Redeemable Perpetual Preferred Units, Series 2 and 11,500,000 Class A Cumulative Redeemable Perpetual Preferred Units, Series 3 have been validly issued and are outstanding as fully paid and non-assessable units and have not been issued in violation of any pre-emptive rights or other contractual rights to purchase securities granted by BPY or arising under any applicable Law. As of the close of business on March 26, 2021, an aggregate of 497,573,073 BPY Units were issuable upon the exchange, exercise or conversion of the Exchangeable Securities, the issued and outstanding redemption-exchange units of Holding LP and the outstanding awards granted under the BPY and BPYU Equity-Based Award Plans, and such BPY Units, upon issuance, will be validly issued and outstanding as fully paid and non-assessable units, and will not have been issued in violation of any pre-emptive rights or other contractual rights to purchase securities granted by BPY or arising under any applicable Law. As of the close of business on March 30, 2021, 72,000,000 Class A Preferred Units of Holding LP have been validly issued and are outstanding as fully paid and non-assessable units. As of the date hereof, except for the DRIP, the Exchangeable Securities, the redemption-exchange units of Holding LP, Class A Preferred Units of Holding LP and the BPY and BPYU Equity-Based Award Plans and the awards granted thereunder, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of BPY, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of BPY. There are no outstanding Contracts of BPY to repurchase, redeem or otherwise acquire any of its securities;

(d)

all of the issued and outstanding BPY Units have been duly authorized and validly issued and are fully paid and non-assessable. Except as would not have a BPY Material Adverse Effect, all securities of BPY have been issued in compliance with all applicable Securities Laws and all applicable Contracts. Other than the BPY Units, there are no securities of BPY outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the BPY Unitholders on any matter;

(e)

this Agreement has been duly authorized, executed and delivered by BPY and is a legal, valid and binding obligation of BPY, enforceable against BPY by the Purchaser Parties in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity;

(f)	the execution and delivery of this Agreement by BPY and the consummation of the Arrangement will not:

(i)	result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of BPY under:

(A)	any provision of the LPA or resolutions of the Board of Directors (or any committee thereof) or the BPY Unitholders;

(B)	any material Order;

(C)

any Permit held by BPY that is necessary to the operation of the business carried on by BPY and its subsidiaries, where such breach, default, conflict or acceleration would have a BPY Material Adverse Effect;

(D)	any applicable Law, statute, ordinance, regulation or rule, where such breach, default, conflict or acceleration would have a BPY Material Adverse Effect; or

(E)	any other Contract or agreement, where such breach, default, conflict or acceleration would have a BPY Material Adverse Effect; or

(ii)

give rise to any right of termination or acceleration of material indebtedness of BPY and its subsidiaries, or cause any material third party indebtedness of BPY and its subsidiaries to come due before its stated maturity;

(g)

BPY is a “reporting issuer” in Canada and is not on the list of reporting issuers in default under applicable Canadian provincial and territorial Securities Laws. The BPY Units are registered under the Exchange Act. BPY is in compliance with all applicable Securities Laws in all material respects, and no delisting of, suspension of trading in or cease trading order with respect to any securities of BPY and, to the Knowledge of BPY, no inquiry or investigation (formal or informal) of any Securities Authorities, is in effect or ongoing or, to the Knowledge of BPY, threatened;

(h)

except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from, or to the reimbursement of any of its expenses by, BPY or any of its subsidiaries in connection with this Agreement or the Arrangement;

(i)	to the Knowledge of BPY, no prior valuations (within the meaning of MI 61-101) of BPY have been made in the 24 months prior to the date hereof;

(j)

BPY acknowledges and agrees that, except for the representations and warranties set forth in Section 3.2, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Purchaser Parties to BPY, and the Purchaser Parties hereby disclaim any such representation or warranty, whether by or on behalf of the Purchaser Parties, and notwithstanding the delivery or disclosure to BPY, or any of its Representatives or subsidiaries, of any documentation or other information by the Purchaser Parties or any of their respective Representatives or subsidiaries with respect to any one or more of the foregoing; and

(k)

BPY also acknowledges and agrees that, except for the representations and warranties set forth in Section 3.2, the Purchaser Parties make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Purchaser Parties or any of their respective subsidiaries or the future business, operations or affairs of the Purchaser Parties or any of their subsidiaries heretofore or hereafter delivered to or made available to BPY or its Representatives or subsidiaries.

3.2	Representations and Warranties of the Purchaser Parties

Except as set forth in any of BAM’s filings with the Securities Authorities and other public disclosure documents of BAM that are publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded), the Purchaser Parties represent and warrant to BPY as follows and acknowledge that BPY is relying on such representations and warranties in connection with the Arrangement:

(a)

each Purchaser Party is validly existing under the laws of its jurisdiction of formation, has the power to enter into this Agreement and to perform its obligations hereunder and is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary. At least two (2) Business Days prior to the date hereof, BAM has made available to BPY accurate and complete copies of the organizational documents of the BAM Parties which are taking any actions in the Plan of Arrangement, in each case, including all amendments thereto;

(b)

as of March 19, 2021, the authorized and issued capital of BAM consists of: (i) an unlimited number of BAM Shares, of which 1,576,999,947 BAM Shares have been issued and are outstanding; (ii) 85,120 Class B Limited Voting Shares, all of which are issued and are outstanding; (iii) an unlimited number of Class A Preference Shares, of which 10,457,685 Class A Preference Shares, Series 2; 3,995,910 Class A Preference Shares, Series 4; 2,476,185 Class A Preference Shares, Series 8; 5,515,981 Class A Preference Shares, Series 9; 9,640,096 Class A Preference Shares, Series 13; 2,000,000 Class A Preference Shares, Series 15; 7,840,204 Class A Preference Shares, Series 17; 7,866,749 Class A Preference Shares, Series 18; 9,278,894 Class A Preference Shares, Series 24; 1,529,133 Class A Preference Shares, Series 25; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; and 11,885,972 Class A Preference Shares, Series 48; in each case, are issued and outstanding; and (iv) an unlimited number of Class AA Preference Shares, none of which have been issued or are outstanding. As of the date hereof, except for the BAM Equity-Based Award Plans and the awards granted thereunder, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of BAM, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of BAM. All securities of BAM have been issued in compliance with all applicable Securities Laws and, except as would not have a BAM Material Adverse Effect, all applicable Contracts. Other than the BAM Shares and the Class B Limited Voting Shares of BAM, there are no securities of BAM or of any of its subsidiaries outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the holders of BAM Shares and Class B Limited Voting Shares of BAM on any matter. There are no outstanding Contracts of BAM to repurchase, redeem or otherwise acquire any of its securities;

(c)	all of the outstanding BAM Shares have been duly authorized and validly issued, and are fully paid and non-assessable;

(d)

this Agreement has been duly authorized, executed and delivered by the Purchaser Party and is a legal, valid and binding obligation of the Purchaser Party, enforceable against the Purchaser Party by BPY in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity;

(e)	the execution and delivery of this Agreement by the Purchaser Party and the consummation of the Arrangement will not:

(i)

result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any obligation of the Purchaser Party, and, in the case of clause (A), any of the Purchaser Party’s affiliates (other than BPY) taking any action in the Plan of Arrangement, under:

(A)

any provision of the constating documents or by-laws or resolutions of the board of directors or similar governing board (or any committee thereof) or shareholders of any BAM Party taking any action in the Plan of Arrangement;

(B)	any material Order;

(C)

any Permit held by the Purchaser Party that is necessary to the operation of the respective businesses carried on by the Purchaser Party and its subsidiaries, where such breach, default, conflict or acceleration would have a BAM Material Adverse Effect;

(D)	any applicable Law, statute, ordinance, regulation or rule, where such breach, default, conflict or acceleration would have a BAM Material Adverse Effect; or

(E)	any other Contract or agreement where such breach, default, conflict or acceleration would have a BAM Material Adverse Effect; or

(ii)

give rise to any right of termination or acceleration of material indebtedness of BAM and its subsidiaries, or cause any material third party indebtedness of BAM and its subsidiaries to come due before its stated maturity;

(f)

BAM is a “reporting issuer” in Canada and is not on the list of reporting issuers in default under applicable Canadian provincial and territorial Securities Laws. The BAM Shares are registered under the Exchange Act. BAM is in compliance with all applicable Securities Laws in all material respects, and no delisting of, suspension of trading in or cease trading order with respect to any securities of BAM and, to the Knowledge of BAM, no inquiry or investigation (formal or informal) of any Securities Authorities, is in effect or ongoing or, to the Knowledge of BAM, threatened;

(g)

no Consent from, filing with or notification to, any Governmental Entity, is required to be obtained or made by a Purchaser Party in connection with the execution and delivery of this Agreement by such Purchaser Party or the performance by such Purchaser Party of its respective obligations hereunder, except for: (a) applicable requirements of the Exchange Act and as may be required under applicable state securities or “blue sky” applicable Law of the United States, (b) the filing of the Articles of Arrangement of Purchaser Sub with the Minister of Consumer and Business Services in the Province of Ontario, (c) any filings required in connection with the conditional approval on the TSX of the BAM Shares to be issued as the Consideration pursuant to the Arrangement, (d) any filings required in connection with the listing approval on the NYSE of the BAM Shares to be issued as the Consideration pursuant to the Arrangement, (e) the filing of the Form F-4 or Schedule 13E-3 with the SEC, and (f) any Consents, filings, registrations, or notifications, which if not obtained or made, would, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect;

(h)

no shareholder or equityholder vote of any Purchaser Party is required to approve this Agreement or to authorize a Purchaser Party to or to consummate the Plan of Arrangement other than as has already been obtained;

(i)

as of the date of this Agreement, there is no shareholder rights plan (or similar plan commonly referred to as a “poison pill”) under which BAM or any of its affiliates (other than BPY) is or may become obligated to sell or otherwise issue any shares in the capital of BAM or any other securities of BAM;

(j)

all documents required to have been filed or furnished by BAM or its officers with the Securities Authorities since December 31, 2018 have been so filed or furnished on a timely basis, including any certification or statement required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act (and Section 302 of the Sarbanes-Oxley Act), (ii) Section 906 of the Sarbanes-Oxley Act, and (iii) any other Securities Laws;

(k)

as of the time it was filed with or furnished to the Securities Authorities (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of any BAM Disclosure Document that is a registration statement or prospectus filed pursuant to the requirements of the U.S. Securities Act or applicable Securities Laws, as of the effective date of such BAM Disclosure Document): (A) each BAM Disclosure Document complied in all material respects with the applicable requirements of the U.S. Securities Act, the Exchange Act or Canadian Securities Laws (as the case may be); and (B) no BAM Disclosure Documents contained any Misrepresentation;

(l)	BAM maintains a system of:

(i)

“internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) and of ICFR (as defined under NI 52-109) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and

(ii)

“disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and DC&P (as defined in NI 52-109) designed to provide reasonable assurance that all material information relating to BAM is made known on a timely basis to the individuals responsible for the preparation of BAM’s filings with the Securities Authorities and other public disclosure documents of BAM, and otherwise ensure that information required to be disclosed by BAM in the reports that it files or submits under and applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in applicable Securities Laws;

(m)

the financial statements (including any related notes) of BAM contained in the BAM Disclosure Documents filed on or after December 31, 2018: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with IFRS applied on a consistent basis throughout the applicable period covered (except (A) as may be indicated therein or in the notes thereto, (B) with respect to unaudited statements, as permitted by the Securities Authorities, and (C) in the case of the unaudited interim financial statements, to normal year-end adjustments and the absence of notes thereto); and (iii) present fairly, in all material respects, the financial condition of BAM and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of BAM and its subsidiaries for the periods covered thereby;

(n)

no Purchaser Party is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among any Purchaser Party, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the U.S. Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, a Purchaser Party in the published financial statements of BAM contained in the BAM Disclosure Documents;

(o)

since December 31, 2018, none of the Purchaser Parties, BAM’s independent accountants (to the Knowledge of BAM), or the board of directors or audit committee of the board of directors of any Purchaser Party, or any officer of any Purchaser Party, has received any written notification of any:

(i)

“significant deficiency” in the internal controls over financial reporting of any of the Purchaser Parties or “material weakness” in the internal controls over financial reporting of any of the Purchaser Parties, in each case which is reasonably likely to adversely affect such ’s ability to record, process, summarize and report financial information of such Purchaser Party; or

(ii)

fraud, whether or not material, that involves management or other employees of any of the Purchaser Parties who have a significant role in the internal controls over financial reporting of such Purchaser Party;

(p)	except in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Arrangement, since December 31, 2018 through the date of this Agreement:

(i)

there has not been any BAM Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect; and

(ii)	no Purchaser Party has taken any action that, if taken after the date hereof without the consent of BPY, would constitute a violation of Section 4.3(b);

(q)

except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect, (a) the Purchaser Parties hold all material Governmental Authorizations necessary to enable the Purchaser Parties to conduct their respective businesses in the manner in which such businesses are currently being conducted, (b) all such Governmental Authorizations are valid and in full force and effect, (c) each Purchaser Party is in compliance with the terms and requirements of such Governmental Authorizations, and (d) since December 31, 2018 through the date hereof, none of the Purchaser Parties has received any written notice from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any such material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such material Governmental Authorization;

(r)

the operation of the business of the BAM Parties are and have been, since the later of (x) such entity’s commencement of operations and (y) December 31, 2018, conducted in accordance with all applicable Law of any Governmental Entity having jurisdiction over such entity or its assets, properties and operations (including by filing all reports, registrations and statements in a timely manner, together with any amendments required to be made with respect thereto, that are required to be filed under any applicable Law with any applicable Governmental Entity), except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect. Since December 31, 2018 through the date hereof, none of the Purchaser Parties has received written notice from a Governmental Entity of any violation (or any investigation with respect thereto) of any applicable Law and neither BAM nor any of its subsidiaries is in default with respect to any Order applicable to any of its assets, properties or operations, except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect;

(s)

there is no Legal Action pending, or, to the Knowledge of BAM, threatened except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect. There is no Order of any nature outstanding, or, to the Knowledge of BAM, threatened, against BAM or any of BAM’s subsidiaries (other than BPY and its subsidiaries) that would, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect;

(t)

no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from, or to the reimbursement of any of its expenses by, BAM or any of its subsidiaries (except BPY and its subsidiaries) in connection with this Agreement or the Arrangement;

(u)

BAM is directly or indirectly the sole holder of all shares in the capital of Purchaser Sub. Since its date of formation, Purchaser Sub has not carried on any business nor conducted any operations other than in connection with the execution of this Agreement, the performance of its obligations hereunder and matters ancillary to the Arrangement;

(v)

BAM has or will have at the Effective Date sufficient cash available to enable it to satisfy the aggregate cash (a) consideration payable in accordance with the terms of the Plan of Arrangement, (b) payable pursuant to Section 2.5 and (c) payable in connection with the redemption of the BPYU Preferred Shares in accordance with Section 4.2(l). The Purchaser Parties expressly acknowledge and agree that their obligations under this Agreement are not subject to, or conditioned on, the receipt or availability of any funds or financing;

(w)	BAM represents and warrants that, to the Knowledge of BAM, none of the representations and warranties of BPY set forth in Section 3.1 are untrue or incorrect;

(x)

The Purchaser Parties acknowledge and agree that, except for the representations and warranties set forth in Section 3.1, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of BPY to the Purchaser Parties, and BPY hereby disclaims any such representation or warranty, whether by or on behalf of the BPY, and notwithstanding the delivery or disclosure to the Purchaser Parties, or any of their Representatives or other BAM Party, of any documentation or other information by BPY or any of its Representatives or subsidiaries with respect to any one or more of the foregoing; and

(y)

The Purchaser Parties also acknowledge and agree that, except for the representations and warranties set forth in Section 3.1, BPY makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of BPY or any of its subsidiaries or the future business, operations or affairs of BPY or any of its subsidiaries heretofore or hereafter delivered to or made available to the Purchaser Parties or their Representatives or other BAM Party.

3.3	Survival of Representation and Warranties.

The representations and warranties of the parties contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the earlier of the Effective Date and the termination of this Agreement in accordance with its terms.

ARTICLE 4

COVENANTS OF THE PARTIES

4.1	Covenants of the Purchaser Parties Regarding the Arrangement

The Purchaser Parties covenant and agree that:

(a)

each Purchaser Party will do all such acts and things as are necessary or desirable, and will reasonably cooperate with BPY, in order to give effect to the Arrangement and, without limiting the foregoing, it will apply for and use its reasonable efforts to obtain such Consents, Orders or approvals as are necessary or desirable for the implementation of the Arrangement;

(b)

each Purchaser Party will satisfy or, to the extent not within its control, use all commercially reasonable efforts to satisfy all conditions precedent set forth in Sections 5.1 and 5.3 and comply promptly with all requirements imposed by Law on it with respect to this Agreement;

(c)

each Purchaser Party will use its best efforts, upon reasonable consultation with BPY, to oppose, lift or rescind any injunction, restraining or other Order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(d)

no Purchaser Party will take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or prohibit any action from being taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement;

(e)	each Purchaser Party will vote or cause to be voted all of the BPY Units it holds, or has a control or direction over, in favour of the BPY Resolution, either in person or by proxy, at the BPY Unitholders’ Meeting, and will not exercise Dissent Rights in respect of such BPY Units;

(f)	each Purchaser Party will, to the extent within its power, forthwith carry out the terms of the Interim Order and the Final Order;

(g)	each Purchaser Party will use commercially reasonable efforts to effect the Pre-Acquisition Reorganization; and

(h)

BAM will (i) obtain the conditional approval of the TSX for the listing and posting for trading on the TSX of the BAM Shares forming part of the Consideration, subject only to satisfaction of the customary listing conditions of the TSX and (ii) list the BAM Shares forming part of the Consideration on the NYSE.

4.2	Covenants of BPY Regarding the Arrangement

BPY covenants and agrees that:

(a)

it will do all such acts and things as are necessary or desirable, and will reasonably cooperate with the Purchaser Parties, in order to give effect to the Arrangement and, without limiting the foregoing, it will apply for and use its reasonable efforts to obtain such Consents, Orders or approvals as are necessary or desirable for the implementation of the Arrangement and will cooperate with and assist the Purchaser Sub in seeking the Interim Order and the Final Order, including by providing to the Purchaser Sub, on a timely basis, any information reasonably required to be supplied to the Purchaser Sub in connection therewith;

(b)

it will satisfy or, to the extent not within its control, use all commercially reasonable efforts to satisfy all conditions precedent set forth in Sections 5.1 and 5.2 and comply promptly with all requirements imposed by Law on it with respect to this Agreement;

(c)

it will use its best efforts, upon reasonable consultation with BAM, to oppose, lift or rescind any injunction, restraining or other Order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its trustees or officers challenging the Arrangement or this Agreement;

(d)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or prohibit any action from being taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement;

(e)

it will, in a timely and expeditious manner, convene the BPY Unitholders’ Meeting on a date reasonably agreed to by the parties to this Agreement, and conduct the BPY Unitholders’ Meeting in accordance with the Interim Order and the BPY LPA;

(f)	to the extent within its power, it will forthwith carry out the terms of the Interim Order and the Final Order;

(g)	it will use commercially reasonable efforts to effect the Pre-Acquisition Reorganization;

(h)

it will cause New LP to be, as of the Effective Time, validly existing as an exempted limited partnership under the laws of Bermuda with an authorized and issued capital consisting of (i) an unlimited number of limited partnership units, (ii) an unlimited number of general partnership units and (iii) an unlimited number of Preferred Units;

(i)

it will (i) obtain the conditional approval of the TSX for the listing and posting for trading on the TSX of the Preferred Units forming part of the Consideration, subject only to satisfaction of the customary listing conditions of the TSX and (ii) list the Preferred Units forming part of the Consideration on Nasdaq;

(j)	it will terminate the DRIP effective immediately following the execution of this Agreement;

(k)

it will elect to deliver and will deliver to the shareholders of BPYU which hold BPYU Shares at the Effective Time the Consideration specified in Section 3.2(e) of the Plan of Arrangement payable to the BPYU Shareholders in the Arrangement;

(l)

after receipt of direction from the Purchaser Parties (to be provided at least 20 Business Days prior to the Effective Date), it will cause BPYU to provide notice of redemption of the BPYU Preferred Shares in accordance with their terms before the Effective Time and redeem the BPYU Preferred Shares as soon as reasonably practicable following the Effective Time; and

(m)

it will use reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchange LP Units to participate in the Arrangement in accordance with the Plan of Arrangement and Section 2.4(d) to the same extent and on an economically equivalent basis as BPY Unitholders, without discrimination.

4.3	Conduct of Businesses

(a)

BPY covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree (such agreement not to be unreasonably withheld, conditioned or delayed) in writing (to the extent that such consent is permitted by applicable Law), or except as is otherwise expressly permitted or contemplated by this Agreement, or the Plan of Arrangement or as is otherwise required by applicable Law or Governmental Entity, or as required by the terms of any award granted under the BPY and BPYU Equity-Based Award Plans or any existing Contract that is in effect as of the date of this Agreement:

(i)

the business of BPY and its subsidiaries shall be conducted only, and BPY and its subsidiaries shall not take any action except, in the Ordinary Course of Business, and BPY shall, and shall cause its subsidiaries and its and their Representatives to, use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ business organization, liquidity, assets, properties, employees, goodwill and business relationships;

(ii)

BPY shall not, and shall not permit any of its subsidiaries to, directly or indirectly: (i) amend its articles of incorporation, memorandum of association, articles of association or other comparable formation or organizational documents; (ii) issue, grant, sell or cause or, permit a Lien to be created on, or agree to issue, grant, sell or cause or permit a Lien to be created on any partnership units of BPY or its subsidiaries or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, units of BPY or any of its subsidiaries, other than (A) the issuance of BPY Units issuable pursuant to the terms of the outstanding Exchangeable Securities and the outstanding awards granted under the BPY and BPYU Equity-Based Award Plans, and (B) in relation to internal transactions solely involving BPY and its subsidiaries or solely among such subsidiaries; (iii) redeem, purchase or otherwise acquire or subject to a Lien any of its outstanding securities or securities convertible into or exchangeable or exercisable for any such securities, unless otherwise required by the terms of such securities and other than in (A) accordance with the terms of the outstanding Exchangeable Securities and the outstanding awards granted under the BPY and BPYU Equity-Based Award Plans, and (B) transactions between two or more of BPY’s wholly-owned subsidiaries or between BPY and its wholly-owned subsidiary; (iv) amend or modify the terms of any of its securities; (v) adopt a plan of liquidation or resolution providing for the winding-up, liquidation or dissolution of BPY or any of its subsidiaries; (vi) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the BPY Units or the BPYU Shares; or (vii) authorize or propose any of the foregoing, or enter into, modify or terminate any contract with respect to any of the foregoing, in each case, except as in the Ordinary Course of Business or as would not, or would not reasonably be expected to, have an adverse effect on (x) BPY and its subsidiaries, taken as a whole, or (y) any holder of securities of BPY or its subsidiaries, other than the BAM Parties;

(b)

BAM covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless BPY shall otherwise agree (such agreement not to be unreasonably withheld, conditioned or delayed) in writing (to the extent that such consent is permitted by applicable Law), or except as is otherwise expressly permitted or contemplated by this Agreement, or the Plan of Arrangement or as is otherwise required by applicable Law or Governmental Entity, or as required by the terms of any award granted under any BAM Equity-Based Award Plan or any existing Contract that is in effect as of the date of this Agreement:

(i)

the business of BAM and its subsidiaries shall be conducted only, and BAM and its subsidiaries shall not take any action except, in the Ordinary Course of Business, and BAM shall, and shall cause its subsidiaries and its and their Representatives to, use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ business organization, liquidity, assets, properties, employees, goodwill and business relationships; and

(ii)

BAM shall not, directly or indirectly: (i) amend its articles of incorporation, memorandum of association, articles of association or other comparable formation or organizational documents, except in the Ordinary Course of Business and as would not, or would not reasonably be expected to, have an adverse effect on any holder of BAM Shares; (ii) adopt, approve or implement any poison pill or similar rights plan or related agreement that does not provide an exception for any BAM Shares or Preferred Units being issued in connection with the transactions contemplated hereby; (iii) amend or modify the terms of any of its securities except in the Ordinary Course of Business and as would not, or would not reasonably be expected to, have an adverse effect on any holder of BAM Shares; (iv) adopt a plan of liquidation or resolution providing for the winding-up, liquidation or dissolution of the Purchaser Parties; or (v) authorize, agree or propose any of the foregoing, or enter into, modify or terminate any contract with respect to any of the foregoing.

4.4	Insurance

(a)

BPY and the Purchaser hereby covenant and agree that all rights to indemnification or exculpation in favour of the current and former directors and officers of Brookfield Property Partners Limited (“BPY GP”), BPY and each of BPY’s subsidiaries provided in the current LPA, the articles or by-laws (or the equivalent) of each of BPY GP and BPY’s subsidiaries, or in any agreement, and any directors’ and officers’ insurance now existing in favour of the directors and officers of BPY GP, BPY and each of BPY’s subsidiaries shall survive the completion of the Arrangement (or, with respect to such insurance, be replaced with substantially equivalent rights from another provider of at least equivalent standing to the current provider) and shall continue in full force and effect (either directly or via run-off insurance or insurance provided by an alternative provider of at least equivalent standing to the current provider) for a period of not less than six years from the Effective Date and BPY and the Purchaser Parties hereby undertake to ensure that this covenant shall remain binding upon their successor and assigns, provided that BPY and the Purchaser hereby will not be required to pay an annual premium in excess of 400% of the current annual premium payable in respect of the current directors’ and officers’ insurance in favour of the directors and officers of BPY GP, BPY and each of BPY’s subsidiaries.

(b)

The provisions of this Section 4.4 are intended to be for the benefit of, and shall be enforceable by, each insured or indemnified person, his or her heirs and his or her legal representatives, and, for such purpose, BPY hereby confirms that it is acting as agent and trustee on their behalf.

4.5	Pre-Acquisition Reorganization

(a)

BPY shall, upon the written request of the Purchaser Parties, reasonably cooperate with the Purchaser Parties to perform such reorganizations of its corporate structure, capital structure, business, operations and assets or such other transactions as the Purchaser Parties may request, acting reasonably, in each case prior to the Effective Time (the “Pre-Acquisition Reorganization”); cooperate with the Purchaser Parties and its advisors to determine the nature of the Pre-Acquisition Reorganization that might be undertaken and the manner in which they would most effectively be undertaken; and prior to the Effective Time and in consultation and cooperation with the Purchaser Parties, use, and cause each of its subsidiaries to use, commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable in connection with the matters pertaining to BPY and its subsidiaries described in Section 4.5 of the BPY Disclosure Letter at such time and in such manner as the Purchaser Parties reasonably request; provided that any amendments to such steps, including as contemplated in the footnotes therein, must either be acceptable to both the Purchaser Parties and BPY, acting reasonably, or be treated as a Pre-Acquisition Reorganization for the purposes of this Section 4.5; provided further, however, that (i) such Pre-Acquisition Reorganization does not unreasonably interfere with the ongoing operations of BPY and its subsidiaries, (ii) such Pre-Acquisition Reorganization would not, or would not reasonably be expected to, have an adverse effect on BPY Unitholders, including without limitation, adverse tax consequences to BPY Unitholders, provided that, for the avoidance of doubt, any effect on or tax consequence to BPY Unitholders arising from any matter described in Section 4.5 of the BPY Disclosure Letter (excluding any amendments contemplated by the footnotes therein) shall not be treated as having an adverse effect on or adverse tax consequence to BPY Unitholders, (iii) such Pre-Acquisition Reorganization shall not materially impede or delay, or prevent, the receipt of any regulatory approvals, the satisfaction of any other conditions set forth in Article 5, or the consummation of the transactions contemplated hereby, (iv) such Pre-Acquisition Reorganization does not require BPY to obtain the approval of the BPY Unitholders (other than is obtained by virtue of the approval of the Arrangement) and does not require BPY or any of its subsidiaries to obtain any consent of any third party if obtaining such consent would reasonably be expected to materially impede or delay the consummation of the transactions contemplated hereby, (v) the Purchaser Parties shall pay all direct or indirect costs and liabilities, fees, damages, penalties and Taxes that may be incurred by BPY or its subsidiaries as a consequence of the implementation of or to unwind any such Pre-Acquisition Reorganization if the Arrangement is not completed, including actual out-of-pocket costs and expenses for filing fees and expenses of external counsel and auditors which may be incurred in connection with such Pre-Acquisition Reorganization, (vi) no such Pre-Acquisition

Reorganization or any action of BPY or its subsidiaries requested by the Purchaser Parties in connection therewith shall be considered to constitute a breach of the representations, warranties, covenants or agreements of BPY hereunder or in determining whether any of the conditions in Section 5.1 or Section 5.2 have been satisfied, (vii) such Pre-Acquisition Reorganization shall not be contrary to applicable Laws or the organizational documents of BPY or any of its subsidiaries and would not result in any breach by BPY or any of its subsidiaries of any Contract or Permit, (viii) such Pre-Acquisition Reorganization shall not become effective unless the Purchaser Parties have irrevocably waived or confirmed in writing the satisfaction of all conditions in Section 5.1 or Section 5.2 and shall have confirmed in writing that it will, upon completion of the Pre-Acquisition Reorganization, promptly and without condition or delay proceed to effect the Arrangement; and (ix) such Pre-Acquisition Reorganization is effected as close as reasonably practicable to the Effective Time.

(b)

The Purchaser Parties shall provide written notice to BPY of any proposed Pre-Acquisition Reorganization at least twenty (20) days prior to the anticipated Effective Time or such later date as may be agreed to by BPY and the Purchaser Parties. Upon receipt of such notice, the Purchaser Parties and BPY shall, subject in all cases to Section 4.5(a), work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are reasonably necessary, including making amendments to this Agreement or the Plan of Arrangement, to give effect to such Pre-Acquisition Reorganization. No Pre-Acquisition Reorganization will be made effective unless (i) it is reasonably certain, after consulting with BPY, that the Arrangement will become effective, (ii) such Pre-Acquisition Reorganization can be reversed or unwound without materially adversely affecting the BPY Unitholders, BPY or any of its subsidiaries in the event the Arrangement does not become effective and this Agreement is terminated (after giving effect to any reimbursement required by to this Section 4.5), or (iii) BPY otherwise consents to such Pre-Acquisition Reorganization, acting reasonably. The obligation of the Purchaser Parties to reimburse BPY for fees and expenses and be responsible for costs as set out in this Section 4.5 will be in addition to any other payment the Purchaser Parties may be obligated to make hereunder and will survive termination of this Agreement. If the Arrangement is not completed for any reason, and without prejudice to any other remedy of the BPY, Purchaser hereby indemnifies and holds harmless BPY and its subsidiaries and their respective Representatives from and against all liabilities, losses, damages, Taxes suffered or incurred by any of them in connection with or as a result of any Pre-Acquisition Reorganization, or to reverse or unwind any Pre-Acquisition Reorganization.

4.6	Public Notices

All public notices to third parties and all other publicity concerning the Arrangement shall be jointly planned and coordinated by the parties and no party shall act unilaterally in this regard without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed, except to the extent that the party making such notice is required to do so by applicable Laws in circumstances where prior consultation with the other parties is not practicable, provided concurrent notice to the other parties is provided.

4.7	Participation in Litigation

(a)

Prior to the Effective Time, each of the parties shall give prompt notice to the others of any Legal Actions commenced or, to such party’s knowledge, threatened against such party that relate to this Agreement, the Arrangement and the other transactions contemplated hereby.

(b)

Each of the parties shall give the others the opportunity to participate in the defense or settlement of any shareholder litigation against itself and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled or compromised without the others’ prior written consent, which in the case of BPY shall require the consent of the Special Committee (any such consent not to be unreasonably withheld, conditioned or delayed).

4.8	Notification of Certain Matters

Each of the parties to this Agreement, upon obtaining knowledge of any of the following, shall give prompt notice to the others of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such Person contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Person not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Effective Time, (ii) any material failure of any of the parties, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to this Agreement, as applicable, to effect the transactions contemplated hereby not to be satisfied, (iv) any notice or other communication from any Governmental Entity in connection with the Arrangement, (v) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (vi) any event or occurrence that has, or would reasonably be expected to have a BAM Material Adverse Effect or BPY Material Adverse Effect with respect to BAM or BPY, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 4.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the Person receiving such notice.

4.9	Delisting of Stock

BPY shall use reasonable efforts to cause the delisting of the BPY Units from Nasdaq and the TSX, the delisting of the BPYU Shares from Nasdaq and the deregistration of the BPYU Shares under the Exchange Act as promptly as practicable after the Effective Date in compliance with applicable Law.

ARTICLE 5

CONDITIONS

5.1	Mutual Conditions of the Purchaser Parties and BPY

The obligations of the Purchaser Parties and BPY to complete the Arrangement are subject to satisfaction or waiver by the Purchaser and BPY on or before the Effective Date of each of the following conditions, which are for the mutual benefit of each of the Purchaser Parties and BPY and which may only be waived, in whole or in part, by the mutual consent of each of the Purchaser and BPY:

(a)	the BPY Resolution shall have received the Required Vote at the BPY Unitholders’ Meeting in accordance with the Interim Order;

(b)	there shall not be in force any Order restraining or enjoining the consummation of the Arrangement nor an action pending to enjoin from a Governmental Entity;

(c)

all Consents, Orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, and none of such Consents, Orders, regulations or approvals shall contain terms or conditions that are unsatisfactory or unacceptable to the Purchaser or BPY, each acting reasonably;

(d)

the Form F-4 shall have been declared effective by the SEC and under the Securities Act; no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and shall be in effect; and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn;

(e)

not less than 20 days (or such later date as may be required to comply with Rule 13e-3 under the Exchange Act and all other applicable Laws) shall have elapsed following the date when the Schedule 13E-3 was first mailed to BPY Unitholders;

(f)

BPY shall have received the opinion(s) of counsel as contemplated in Section 14.3.4 of the BPY LPA (provided, that the counsel providing such opinion(s) shall be of recognized international standing, and it is agreed that Torys LLP and Appleby (Bermuda) Limited may provide such opinion(s));

(g)	the Interim Order shall have been granted in form and substance satisfactory to the Purchaser and BPY, each acting reasonably;

(h)

the Final Order shall have been granted in form and substance satisfactory to the Purchaser and BPY, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise; and

(i)

the BAM Shares and the Preferred Units shall have been approved for listing on NYSE and Nasdaq, respectively, subject to official notice of issuance and on the TSX, subject to satisfaction of the customary listing conditions.

5.2	Additional Conditions Precedent to the Obligations of the Purchaser Parties

The obligation of the Purchaser Parties to complete the Arrangement shall be subject to the satisfaction or waiver by the Purchaser Parties, on or before the Effective Date, of each of the following conditions, which are for the exclusive benefit of the Purchaser Parties and which may only be waived, in whole or in part, by the Purchaser Parties:

(a)

all covenants of BPY under this Agreement to be performed on or before the Effective Date shall have been duly performed by BPY in all material respects and BPY shall have provided the Purchaser with a certificate, addressed to the Purchaser and dated as of the Effective Date, signed on behalf of BPY by two of its officers or directors certifying such performance as of the Effective Date;

(b)	disregarding any BPY Material Adverse Effect or materiality qualifiers contained therein:

(i)

the Non-Core Representations shall be true and correct in all respects as of the Effective Time with the same force and effect as if made on and as of the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), except to the extent that any inaccuracy in any of the Non-Core Representations individually or in the aggregate would not have a BPY Material Adverse Effect;

(ii)

the Core Representations (other than the representations and warranties in Section 3.1(c)) shall be true and correct in all respects as of the Effective Time with the same force and effect as if made on the Effective Date, and the representations and warranties set forth in Section 3.1(c) shall be true in all respects at and as of the Effective Time as if made at and as of such time, except for any failures to be so true that are de minimis, (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), and BPY shall have provided the Purchaser with a certificate, addressed to the Purchaser and dated as of the Effective Date, signed on behalf of BPY by two of its officers or directors certifying such accuracy as of the Effective Date;

(c)	between the date hereof up to and including the Effective Date, there shall not have occurred any BPY Material Adverse Effect; and

(d)

the holders of not more than 5% of the outstanding BPY Units shall have exercised Dissent Rights with respect to the Arrangement as provided for in the proposed amendments to the LPA described in the BPY Resolution.

The Purchaser Parties are required to waive any conditions set forth in Section 5.2 to the extent the non-satisfaction of such condition resulted, directly or indirectly, from any action, or inaction, of BAM or any Service Provider (as defined in the MSA) in connection with their roles as a service provider to BPY.

5.3	Additional Conditions Precedent to the Obligations of BPY

The obligation of BPY to complete the Arrangement shall be subject to the satisfaction or waiver by BPY on or before the Effective Date of each of the following conditions, which are for the exclusive benefit of BPY and which may only be waived, in whole or in part, by BPY:

(a)

all covenants of each Purchaser Party under this Agreement to be performed on or before the Effective Date shall have been duly performed by each applicable Purchaser Party in all material respects, and each Purchaser Party shall have provided BPY with a certificate, addressed to BPY and dated as of the Effective Date, signed on behalf of each Purchaser Party by two of its officers or directors certifying such performance as of the Effective Date;

(b)

(i) the representations and warranties of each Purchaser Party (other than the representations and warranties set forth in Section 3.2(b)) set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, (ii) all other representations and warranties of each Purchaser Party (other than the representations and warranties set forth in Section 3.2(b)) set forth in this Agreement shall be true and correct in all material respects, in each case as of the Effective Time, with the same force and effect as if made on and as of the Effective Date and (iii) the representations and warranties set forth in Section 3.2(b) shall be true in all respects at and as of the Effective Time as if made at and as of such time, except for any failures to be so true that are de minimis (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), and each Purchaser Party shall have provided BPY with a certificate, addressed to BPY and dated as of the Effective Date, signed on behalf of each Purchaser by two of its officers or directors certifying such accuracy as of the Effective Date; and

(c)	between the date hereof up to and including the Effective Date, there shall not have occurred any BAM Material Adverse Effect.

5.4	Merger of Conditions

The conditions set out in this Article shall be conclusively deemed to have been satisfied, waived or released upon the completion of the Arrangement.

ARTICLE 6

TERMINATION

6.1	Term

This Agreement shall be effective from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

6.2	Termination

This Agreement may be terminated by:

(a)	mutual written agreement of the parties hereto;

(b)	any party at any time prior to the Effective Time if:

(i)

the Effective Time has not occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this Section 6.2(b)(i) shall not be available to any party if the failure of the Effective Time to occur by such date is the result of the material breach of, or failure to fulfill, any of such party’s obligations under this Agreement;

(ii)

the Required Vote is not obtained by the conclusion of the BPY Unitholders’ Meeting (including any adjournment or postponement thereof); provided, that the Purchaser Parties shall not have the right to terminate this Agreement pursuant to this Section 6.2(b)(ii) if the failure to obtain the Required Vote is due to the failure of any Purchaser Party or any entity over which it has control or direction to vote in favor of the BPY Resolution; or

(iii)

after the date hereof, there shall be enacted, issued, promulgated, enforced or made any applicable Law (or any applicable Law shall have been amended) or Order by any Governmental Entity having competent jurisdiction, or if such Governmental Entity shall have taken any other action, in each case, that permanently restrains, enjoins or otherwise prohibits the Arrangement or that prohibits or otherwise restrains BPY and the Purchaser from consummating the Arrangement, and, in the case of an Order, such Order shall have become final and non-appealable; provided, that the right to terminate this Agreement under Section 6.2(b)(iii) shall not be available to a party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the cause of, or resulted in, the enactment, issuance, promulgation, enforcement or entry of any such Order or other action; or

(c)	the Purchaser Parties at any time prior to the Effective Time if:

(i)

the Unconflicted Board of Directors or the Special Committee shall have withdrawn, qualified, amended or modified, or proposed publicly to withdraw, qualify, amend or modify, in a manner adverse to the Purchaser, its approval of the Arrangement or its recommendation that the Public Unitholders vote in favour of the BPY Resolution; or

(ii)

subject to Section 6.3, and provided that (x) the Purchaser Parties are not then in material breach of their obligations under this Agreement and (y) the circumstances giving rise to the Purchaser Parties’ right to terminate pursuant to this Section 6.2(c)(ii) did not result, directly or indirectly, from any action, or inaction, of BAM or any Service Provider (as defined in the MSA) in connection with their roles as a service provider to BPY:

(A)

any representation or warranty of BPY under this Agreement is untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 5.2(b) would be incapable of satisfaction;

(B)	BPY is in default of a covenant or obligation hereunder such that the condition contained in Section 5.2(a) would be incapable of satisfaction; or

(d)	BPY at any time prior to the Effective Time if, subject to Section 6.3, and provided that BPY is not then in material breach of its obligations under this Agreement:

(i)

any representation or warranty of a Purchaser Party under this Agreement is untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 5.3(b) would be incapable of satisfaction; or

(ii)	a Purchaser Party is in default of a covenant or obligation hereunder such that the condition contained in Section 5.3(a) would be incapable of satisfaction.

6.3	Notice and Cure Provisions

(a)

The Purchaser Parties and BPY shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Effective Time of any event or state of facts which occurrence or failure would, or would reasonably be expected to:

(i)

cause any of the representations or warranties of such party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time in either case such that the condition contained in Section 5.2(b) or Section 5.3(b), as applicable, would be incapable of satisfaction; or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Effective Time.

(b)

A Purchaser Party may not exercise its right to terminate this Agreement pursuant to Section 6.2(c)(ii) and BPY may not exercise its right to terminate this Agreement pursuant to Section 6.2(d) unless the party seeking to terminate the Agreement shall have delivered a written notice to the other party or parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters that the party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may exercise such termination right, until the earlier of:

(i)	the Outside Date, and

(ii)	the date that is 30 Business Days following receipt of such notice by the party to whom the notice was delivered, if such matter has not been cured by such date.

If such notice has been delivered prior to the date of the BPY Unitholders’ Meeting, such meeting shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period (without causing any breach of any other provision contained herein). If such notice has been delivered prior to the filing of the Articles of Arrangement with the Director, such filing shall be postponed until two Business Days after the expiry of such period. Notwithstanding the foregoing, failure to give notice pursuant to this Section 6.3 shall not in any event be considered in determining whether Section 6.2(c)(ii) or 6.2(d) has been satisfied.

6.4	Effect of Termination

(a)

If this Agreement is terminated in accordance with Section 6.2, this Agreement shall forthwith become void and of no further force or effect and no party shall have any further obligations or liability hereunder except the provisions of Sections 2.4(b), 2.4(e), 2.7, 4.4, 4.5, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10, 7.11 and this Section 6.4 shall remain in full force and effect and shall survive any such termination and as otherwise expressly contemplated hereby. Nothing in this Section 6.4 shall relieve any party of liability for any breach of this Agreement prior to its termination.

(b)

If any party terminates this Agreement pursuant to Section 6.2(b)(i) or 6.2(b)(ii), or BPY terminates this Agreement pursuant to Sections 6.2(d), then BAM shall, within two (2) Business Days of termination of this Agreement by BPY, pay the reasonable expenses of BPY, including the expenses of the Special Committee, incurred in connection with the examination, negotiation or otherwise relating to the Arrangement and the other transactions contemplated by this Agreement, not to exceed $50 million (“Expense Reimbursement”). The Expense Reimbursement shall be made by wire transfer of immediately available funds to an account designated by BPY.

ARTICLE 7

GENERAL

7.1	Amendment

This Agreement may, at any time and from time to time before or after the holding of the BPY Unitholders’ Meeting, be amended by mutual written agreement of the parties hereto and the Special Committee without further notice to or authorization on the part of their respective securityholders.

7.2	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party to the other party shall be in writing and may be given by delivering same or sending same by e-mail or by delivery addressed to the party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, and if not, the next succeeding Business Day) and if sent by e-mail be deemed to have been given and received at the time of receipt unless actually received after 4:00 p.m. (Toronto time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for notice of each of the parties hereto shall be as follows:

(a)	if to the Purchaser Parties:

Brookfield Asset Management Inc.

Brookfield Place

181 Bay Street Suite 300

Toronto, Ontario M5J 2T3

Attention:     Justin Beber

E-mail:         justin.beber@brookfield.com

with a copy to (which shall not constitute notice):

Torys LLP

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention:     Karrin Powys-Lybbe and Mile Kurta

E-mail:         kpowys-lybbe@torys.com/mkurta@torys.com

(b)	if to BPY:

Brookfield Property Partners L.P.

73 Front Street, Hamilton

HM 12 Bermuda

Attention:     Secretary

Email:           realestatenotices@brookfield.com

and to:

Brookfield Property Partners L.P.

250 Vesey Street, 15th Floor

New York, New York 10281

Attention:     Special Committee c/o Michelle Campbell

E-mail:         michelle.campbell@brookfield.com

with a copy to (which shall not constitute notice):

Brookfield Property Partners L.P.

250 Vesey Street, 15th Floor

New York, New York 10281

Attention:     Michelle Campbell

E-mail:         michelle.campbell@brookfield.com

with a copy to (which shall not constitute notice):

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention:     Karrin Powys-Lybbe and Mile Kurta

E-mail:         kpowys-lybbe@torys.com/mkurta@torys.com

- and -

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:     Sheldon Freeman and Michelle Vigod

E-mail:         sfreeman@goodmans.ca/mvigod@goodmans.ca

- and -

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, California 90071

Attention:     Julian Kleindorfer and Mark Gerstein

E-mail:         julian.kleindorfer@lw.com/mark.gerstein@lw.com

7.3	Time of the Essence

Time shall be of the essence in this Agreement.

7.4	No Third Party Beneficiaries

Except (a) for the parties entitled to indemnification pursuant to Section 2.4(e) (it being expressly agreed that such parties shall be third-party beneficiaries under Section 2.4(e)), (b) as provided in Section 4.4, and (c) for the rights of the Unitholders to receive the Consideration for their BPY Units following the Effective Time pursuant to the Arrangement, which rights are hereby acknowledged and agreed by the Purchaser Parties, this Agreement is not intended to confer any rights or remedies upon any person other than the parties to this Agreement. The Purchaser Parties appoint BPY as the trustee for the directors and officers of BPY of the covenants of the Purchaser with respect to those individuals as specified in Section 4.4 of this Agreement and BPY accepts such appointment.

7.5	Expenses

Except as otherwise specifically provided in this Agreement, each party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other costs and expenses.

7.6	Injunctive Relief

The parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

7.7	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.8	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

7.9	Governing Law

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

7.10	Waiver

No waiver by any party shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

7.11	Enurement and Assignment

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

7.12	Counterparts and Telecopies

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by e-mail or facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of the Agreement to the other parties hereto.

7.13	Directions of the Special Committee

Any decision, determination, or action to be made or taken (or not taken) in connection with this Agreement, as the case may be, by BPY or the Board of Directors on or after the date hereof, shall be made or taken (or not taken) at the direction of the Special Committee.

(Signature Page to Follow)

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Katayoon Sarpash
Name: Katayoon Sarpash
Title: Senior Vice President

BROOKFIELD PROPERTY PARTNERS L.P. by its general partner BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Louis Joseph Maroun
Name: Louis Joseph Maroun
Title: Director

BPY ARRANGEMENT CORPORATION

By:	/s/ Allen Yi
Name: Allen Yi
Title: Senior Vice President

Schedule A - BPY Resolution

BE	IT RESOLVED THAT:

1. The Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. (“BPY”) dated as of August 8, 2013, as amended by a First Amendment dated as of November 5, 2015, as amended by a Second Amendment dated as of March 21, 2019, as amended by a Third Amendment dated as of August 20, 2019, as amended by a Fourth Amendment dated as of February 18, 2020 and as amended by a Fifth Amendment dated as of April 21, 2020 is hereby amended as specified in Exhibit A (the “LPA Amendment”).

2. The arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario), as more particularly described and set forth in the management information circular (the “Circular”) dated ∎, 2021 of BPY accompanying the notice of this meeting as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement (the “Arrangement Agreement”) made as of March 31, 2021 between Brookfield Asset Management Inc., BPY and BPY Arrangement Corporation (“Purchaser Sub”), is hereby authorized, approved and adopted.

3. The plan of arrangement of Purchaser Sub (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement (the “Plan of Arrangement”)), the full text of which is set out in Appendix ∎ to the Circular, is hereby authorized, approved and adopted.

4. The (i) Arrangement Agreement and related transactions, (ii) actions of the directors of the general partner of BPY in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the general partner of BPY in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

5. Purchaser Sub be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented in accordance with the Arrangement Agreement).

6. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of limited partnership units of BPY (the “BPY Unitholders”) or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List), the directors of the general partner of BPY are hereby authorized and empowered to, without notice to or approval of the BPY Unitholders, (i) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

7. Any officer or director of the general partner of BPY is hereby authorized and directed for and on behalf of BPY to execute or cause to be executed, under seal or otherwise, and deliver or cause to be delivered, such documents as are necessary or desirable to give effect to the LPA Amendment, the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of any such documents.

8. Any officer or director of the general partner of BPY is hereby authorized and directed for and on behalf of BPY to execute or cause to be executed, under seal or otherwise, and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

Exhibit A

LPA Amendment

(See attached.)

BROOKFIELD PROPERTY PARTNERS L.P.

SEVENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. (the “Partnership”), dated as of August 8, 2013, as amended by a First Amendment, dated as of November 5, 2015, as amended by a Second Amendment, dated as of March 21, 2019, as amended by a Third Amendment, dated as of August 20, 2019, as amended by a Fourth Amendment, dated as of February 18, 2020, as amended by a Fifth Amendment dated as of April 21, 2020, as amended by a Sixth Amendment dated as of ∎, 2021 (as amended, the “Agreement”) is made on the ∎ day of ∎, 2021 (the “Arrangement Date”), but following the acquisition by Brookfield Asset Management Inc. (“Brookfield”) of Equity Units of the Partnership as described in Section 3.1(d) of the Plan of Arrangement (as defined below), by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to the arrangement agreement dated March 31, 2021 between Brookfield, BPY Arrangement Corporation (“Purchaser Sub”) and the Partnership, Brookfield and Purchaser Sub have agreed to acquire, directly and/or indirectly, all of the issued and outstanding Equity Units to be implemented pursuant to a plan of arrangement (the “Plan of Arrangement”) made in accordance with the applicable provisions of the Business Corporations Act (Ontario) (and the regulations made thereunder) (the “Transaction”);

AND WHEREAS, pursuant to the terms of the Transaction, holders of Equity Units will be entitled to elect to receive, in respect of each Equity Unit held, the Cash Consideration, the BAM Share Consideration or the New Preferred Unit Consideration, each as defined herein;

AND WHEREAS, in order to effect the Transaction, the General Partner desires to amend the Agreement as set out herein to, inter alia, provide the Partnership with a right of redemption in order to redeem Equity Units not held by Brookfield and any of its subsidiaries in respect of which an election, or deemed election, has been made by holders thereof to receive the Cash Consideration in accordance with the Plan of Arrangement and to provide Purchaser Sub with an overriding call right following the exercise by the Partnership of such redemption right in order to purchase (or caused to be purchased) such Equity Units in respect of which an election, or deemed election, has been made by holders to receive the BAM Share Consideration and/or the New Preferred Unit Consideration;

AND WHEREAS, pursuant to Section 14.2.1 of the Agreement, amendments to the Agreement may only be proposed by or with the consent of the General Partner and the General Partner has proposed and consented to the Amendment;

AND WHEREAS, pursuant to Section 14.3.4 of the Agreement, the Partnership has obtained opinions of counsel acceptable to the General Partner to the effect that the Amendment (i) will not cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the General Partner has not made the election contemplated by Section 9.6 of the Agreement) and (ii) will not affect the limited liability of any Limited Partner or any limited partner of the Property Partnership under applicable Law;

AND WHEREAS, pursuant to Section 14.2.2. of the Agreement, the Amendment shall be effective upon its approval by the General Partner and, where required under the Agreement or by the Limited Partnership Act, on the consent, vote or approval of the amendment by the holders of a majority of the voting power of the Outstanding Equity Units;

AND WHEREAS, a meeting (the “Meeting”) of the holders of Equity Units was held on ∎, 2021 at which a resolution approving the Amendment and the Transaction was adopted by holders of a majority of the Equity Units that attended the Meeting virtually or by proxy and such resolution was also adopted in accordance and compliance with the Agreement and minority vote requirements prescribed in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

NOW THEREFORE,

1.	Amendments to Article 1

(a)	Section 1.1 is hereby amended by adding the following definitions:

1.1.2.1

“Amendment Effective Time” means the time that the Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of ∎, 2021 becomes effective pursuant to Section 3.1(f) of the Plan of Arrangement;

1.1.2.2

“Arrangement” means the arrangement of Purchaser Sub under Section 182 of the Business Corporations Act (Ontario) (and the regulations made thereunder) in accordance with the terms and subject to the conditions set out in the Plan of Arrangement;

1.1.2.3

“Arrangement Agreement” means the arrangement agreement dated March 31, 2021 between Brookfield, Purchaser Sub and the Partnership with respect to the Arrangement, as may be amended from time to time in accordance with its terms;

1.1.2.4	“Arrangement Year” has the meaning assigned to such term in Section 4.4.4;

1.1.3.1	“BAM Share” means a class A limited voting share in the capital of Brookfield;

1.1.3.2	“BAM Share Amount” means $45.67, being the closing price of one BAM Share on the New York Stock Exchange on March 26, 2021;

1.1.3.3	“BAM Share Consideration” means 0.3979 of a BAM Share for each Equity Unit, subject to adjustment in accordance with Section 3.7(a) of the Plan of Arrangement;

1.1.10.1	“Call Right” has the meaning assigned to such term in Section 7.5.1;

1.1.12.1	“Cash Consideration” means $18.17 for each Equity Unit;

1.15.1

“Circular” means the notice and management information circular dated ∎, 2021 mailed to Equity Unitholders in connection with the Meeting and includes the letters of transmittal, form of proxy and any other documents which were mailed that are supplementary to the Circular;

1.1.20.1	“Depositary” means AST Trust Company (Canada);

1.1.20.2	“Effective Date” has the meaning assigned to such term in the Arrangement Agreement;

1.1.20.4	“Equity Unitholder” means a registered or beneficial holder of an Equity Unit;

1.1.48.1	“Meeting” means such meeting or meetings of Equity Unitholders, including any adjournment or postponement thereof, convened to consider, and if deemed advisable approve, the Resolution;

1.1.48.2	“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Date, the general partner of which will be the Property Partnership;

1.1.48.3	“New Preferred Unit” means the Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 of New LP;

1.1.48.4	“New Preferred Unit Amount” means $25.00, being the issue price of each New Preferred Unit;

1.1.48.5	“New Preferred Unit Consideration” means 0.7268 of a New Preferred Unit for each Equity Unit;

1.1.50.1	“Notional Year” has the meaning assigned to such term in Section 4.4.4;

1.1.60.1

“Plan of Arrangement” means the plan of arrangement in substantially the form of Schedule B of the Circular subject to any amendments, modifications or supplements made thereto in accordance with the Arrangement Agreement and Section 6.1 of the Plan of Arrangement or made at the discretion of the Ontario

Superior Court of Justice (Commercial List) with the consent of Brookfield, Purchaser Sub and the Partnership, each acting reasonably;

1.1.62.1	“Public Unitholder” means a holder of Public Units;

1.1.62.2	“Public Units” means the Equity Units that are issued and outstanding (except for those Equity Units held by Brookfield and any of its subsidiaries) at the Amendment Effective Time;

1.1.62.3	“Purchaser Sub” means BPY Arrangement Corporation;

1.1.69.1	“Resolution” means the resolution of the Equity Unitholders adopted at the Meeting approving the Transaction;

1.1.75.1

“Transaction” means the acquisition, directly and/or indirectly, by Brookfield and Purchaser Sub of all of the issued and outstanding Equity Units to be implemented pursuant to the Plan of Arrangement and in accordance with the Arrangement Agreement.

(b)	Section 1.1.2 is hereby deleted in its entirety and replaced with the following:

“Agreement” means this Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P., as amended by the First Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of November 5, 2015, as amended by the Second Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of March 21, 2019, as amended by the Third Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of August 20, 2019, as amended by the Fourth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 18, 2020, as amended by the Fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 21, 2020, as amended by the Sixth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of ∎, 2021 and as amended by the Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of ∎, 2021;

(c)       The Subsection numbers corresponding to the definitions of “Equity Unit”, “Preferred Unit” and “Preferred Unitholders” in Section 1.1 are hereby changed from 1.1.20.1, 1.1.60.1 and 1.1.60.2, respectively, to 1.1.20.3, 1.1.60.2 and 1.1.60.3, respectively.

2.	Amendment to Section 1.7

Section 1.7 is hereby deleted in its entirety and replaced with the following:

Section 1.7 Governing Law; Submission to Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of Bermuda. Each of the Partners (other than governmental entities prohibited from submitting to the jurisdiction of a particular jurisdiction) irrevocably attorn to: (i) the exclusive jurisdiction of the courts of Bermuda and Ontario for any actions, suits, litigation or proceedings relating to the construction of this Agreement, (ii) the exclusive jurisdiction of the federal district courts of the United States of America for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, and (iii) the exclusive jurisdiction of the courts of Ontario for the resolution of any complaint asserting a cause of action arising under the under the Securities Act (Ontario) and similar Canadian legislation. Each Partner waives, to the fullest extent permitted by Law, any immunity from jurisdiction of any such court or from any legal process therein and further waives, to the fullest extent permitted by Law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over the Partner. Any final judgment against a Partner in any proceedings brought in any such court will be conclusive and binding upon the Partner and may be enforced in the courts of any other jurisdiction of which the Partner is or may be subject, by suit upon such judgment. The foregoing submission to jurisdiction and waivers will survive the dissolution, liquidation, winding up and termination of the Partnership.

3.	Amendments to Article 4

(a)	Section 4.4.3 is hereby deleted in its entirety and replaced with the following:

4.4.3

Notwithstanding Section 4.4.2, if Sections 4.4.3.1, 4.4.3.2, 4.4.3.3 and 4.4.3.4 are all true in a given fiscal year of the Partnership, the Income for Canadian Tax Purposes will be allocated in the manner described below.

4.4.3.1

The Partnership or an Affiliate of the Partnership acquires, buys, buys back or otherwise purchases Equity Units in connection with an offer or program by the Partnership or the Affiliate to acquire, buy, buy back, or otherwise purchase Equity Units (other than by way of a normal course issuer bid or other open market purchase), or the Partnership redeems, buys back or otherwise purchases Equity Units including Equity Units acquired from any dissenting Public Unitholder pursuant to Section 7.6, or an Affiliate of the Partnership purchases Equity Units pursuant to an overriding call right triggered by the exercise by the Partnership of such redemption right;

4.4.3.2

The money or property that is used by the Partnership, the Affiliate or the Subsidiary to acquire, buy, buy back, redeem or otherwise purchase Equity Units in the manner described in Section 4.4.3.1 is derived exclusively in whole or in part, directly or indirectly, from money or property that is received by the Partnership from the Property Partnership as consideration for the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by the Partnership;

4.4.3.3	The Partnership has Income for Canadian Tax Purposes (in other words, the Partnership does not have a Loss for Canadian Tax Purposes); and

4.4.3.4

The Income for Canadian Tax Purposes includes positive amounts each of which is an amount that is derived from capital gains (for Canadian Tax Purposes) realized by the Partnership by reason of the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by the Partnership.

The lesser of (1) the amount of Income for Canadian Tax Purposes which is comprised of capital gains and (2) the aggregate of the positive amounts included in Income for Canadian Tax Purposes described in Section 4.4.3.4 will be allocated exclusively and specially (the “Special Income Allocation Amount”) only to the Limited Partners whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased in the manner described in Section 4.4.3.1 using money or property derived in the manner described in Section 4.4.3.2 by the Partnership, the Affiliate or the Subsidiary, on the basis that each such Limited Partner shall be allocated the proportion of the Special Income Allocation Amount that the number of Equity Units acquired by the Partnership, such Affiliate or such Subsidiary from the Limited Partner is of the total number of Equity Units acquired from all such Limited Partners by the Partnership, such Affiliate or such Subsidiary. The balance (if any) of the Income for Canadian Tax Purposes in respect of the fiscal year (being the amount remaining after subtracting the Special Income Allocation Amount from the Income for Canadian Tax Purposes in respect of the fiscal year) will be allocated to all Partners in accordance with Section 4.4.2.

For greater certainty: (a) the money or property received by a Limited Partner whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased by the Partnership, the Affiliate or the Subsidiary shall not be considered to be a “distribution” for the purposes of Section 4.4.2; (b) the allocation of income described in this Section 4.4.3 shall not apply to an Affiliate or a Subsidiary that has acquired Equity Units from Limited Partners pursuant to an offer or program or an overriding call right, including the Call Right, described in Section 4.4.3.1 and such Equity Units are subsequently acquired, bought back or otherwise purchased for cancellation by the Partnership; and (c) the money or property received by the Affiliate or Subsidiary on such a subsequent acquisition by the Partnership of the Equity Units acquired by the Affiliate or Subsidiary from Limited Partners pursuant to an offer or program or an overriding call right, including the Call Right, described in Section 4.4.3.1 shall not be considered to be a “distribution” for the purposes of Section 4.4.2.

(b)	The following provision is hereby added to Article 4:

4.4.4

For purposes of Section 4.4.2 and Section 4.4.3, in computing the Partnership’s Income for Canadian Tax Purposes for the fiscal year of the Partnership that includes the Arrangement (the “Arrangement Year”), the Partnership shall be considered to have a had a fiscal year (the “Notional Year”) commencing on January 1, 2021 and ending immediately following the completion of the Arrangement steps occurring on the Arrangement Date. The Partnership shall determine its net income or net loss for the Notional Year on a “closing of the books” basis reasonably and in good faith, as would be determined without reference to this section, provided, however, that any gain or income from a disposition of property occurring after the end of the Notional Year shall not be allocated to the Notional Year; and any transaction expenses incurred by the Partnership in the Notional Year shall be allocated to and, to the extent permitted by the Income Tax Act, deducted in computing the income of the Partnership in the Notional Year. For greater certainty, the balance (if any) of the Income for Canadian Tax Purposes after allocating the Special Income Allocation Amount to the Limited Partners whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased in the manner described in Section 4.4.3.1 using money or property derived in the manner described in Section 4.4.3.2 by the Partnership, the Affiliate or the Subsidiary, for the Arrangement Year will be allocated to all Partners for the Notional Year in accordance with Section 4.4.2. and the Income for Canadian Tax Purposes (if any) for the balance of the Arrangement Year and any subsequent fiscal year will not be allocated to the Public Unitholders in respect of the Public Units. Absent any assessment in respect of taxes, the Partnership shall not amend any allocation of Income for Canadian Tax Purposes or Loss for Canadian Tax Purposes to Limited Partners in respect of the Arrangement Year or any previous fiscal year.

4.	Amendment to Article 7

Article 7 is hereby amended by adding the following provisions:

7.4	Redemption by the Partnership

7.4.1

Subject to any applicable Laws and the due exercise of the Call Right pursuant to Section 7.5, the Partnership will have the right, on the Effective Date, to redeem all, but not less than all, of the then outstanding Public Units for an amount per unit equal to the Cash Consideration.

7.4.2

If the Partnership exercises its right to redeem Public Units under this Section 7.4, and, subject to the exercise of the Call Right, the Partnership will cause to be delivered to the Public Unitholders the Cash Consideration for each Public Unit so redeemed upon presentation and surrender at the registered office of the Partnership or at any office of the Depositary as may be specified by the Partnership in the

Circular of the certificates (if any) representing such Public Units, together with a letter of transmittal in respect of such certificates and such additional documents and instruments as the Depositary may reasonably require. Payment of the aggregate Cash Consideration payable to a Public Unitholder will be made by delivery to such Public Unitholder, at the address of such Public Unitholder recorded in the register of the Partnership or by holding for pick-up by the Public Unitholder at the registered office of the Partnership or at any office of the Depositary as may be specified by the Partnership in the Circular. Provided that such aggregate Cash Consideration has been so deposited on or before the Effective Date in accordance with the Arrangement Agreement and the Plan of Arrangement, the Public Units will be redeemed and the rights of the Public Unitholders thereof on and after the Effective Date will be limited to receiving their proportionate part of the aggregate Cash Consideration for such Public Units so deposited, against presentation and surrender of the said certificates held by them in accordance with the foregoing provisions and the Public Unitholders will not be entitled to exercise any of the rights of Public Unitholders in respect thereof, other than the right to receive the Cash Consideration for each Public Unit redeemed.

7.4.3

If the aggregate cash amount which a Public Unitholder is entitled to receive pursuant to this Section 7.4 would otherwise include a fraction of $0.01, then the aggregate cash amount to which such Public Unitholder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

7.5	Call Right

7.5.1

Subject to the limitations set forth in Section 7.5.2, Purchaser Sub will have the overriding right (the “Call Right”), notwithstanding the right of the Partnership to redeem the Public Units pursuant to Section 7.4 hereof, to purchase (on the Effective Date) Public Units in respect of which an election, or deemed election, including as a result of proration, has been made to receive the BAM Share Consideration and/or the New Preferred Unit Consideration in accordance with the Plan of Arrangement on payment by the Purchaser Sub of the BAM Share Consideration and/or the New Preferred Unit Consideration, as applicable, for each such Public Unit. In the event of the exercise by Purchaser Sub of its Call Right, each Public Unitholder will be obligated to sell all the Public Units which are subject to the Call Right held by such Public Unitholder to Purchaser Sub on the Effective Date on payment by, or on behalf of Purchaser Sub, to such Public Unitholder of the BAM Share Consideration and/or New Preferred Unit Share Consideration, as applicable, for each such Public Unit.

7.5.2

Purchaser Sub must provide notice of its intention to exercise its Call Right on or before 3:01 a.m. (Toronto time) on the Effective Date. If Purchaser Sub duly exercises its Call Right in accordance with this Section 7.5, the right of the Partnership to redeem those Public Units which are subject to the Call Right pursuant to Section 7.4 on the Effective Date will terminate at such time and, on the Effective Date, Purchaser Sub will purchase and the Public Unitholders of such

Public Units will sell all of the Public Units subject to the Call Right in accordance with this Section 7.5.

7.5.3

For the purposes of completing a purchase of the Public Units pursuant to the exercise of the Call Right, Purchaser Sub will deposit or cause to be deposited with the Depositary, on or before the Effective Date, the aggregate BAM Share Consideration and New Preferred Unit Consideration deliverable by Purchaser Sub pursuant to Section 7.5.1. Provided that the aggregate BAM Share Consideration and New Preferred Unit Consideration have been so deposited with the Depositary, on and after the Effective Date, the Public Unitholders who elected, or were deemed to have elected, including pursuant to proration, to receive the BAM Consideration and/or the New Preferred Unit Consideration in respect of some or all of their Public Units will cease to be Unitholders of such Public Units and will not be entitled to exercise any of the rights of Public Unitholders in respect thereof other than the right to receive such Public Unitholder’s portion of the aggregate BAM Share Consideration and New Preferred Unit Consideration, without interest to which such Unitholder is entitled pursuant to such elections or deemed elections, payable by Purchaser Sub upon presentation and surrender by such Public Unitholder of certificates (if any) representing the Public Units held by such Public Unitholder in accordance with the following provisions and such Public Unitholder will on and after the last Business Day prior to such Effective Date be considered and deemed for all purposes to be holders of the securities delivered to them as part of the BAM Share Consideration and/or New Preferred Unit Consideration which such Public Unitholder is entitled. Upon surrender to the Depositary of a certificate (if any) representing Public Units, together with such other documents and instruments as may be required to effect a transfer of Public Units under the Limited Partnership Act, the Partnership Agreement and such additional documents and instruments as the Depositary and the Partnership may reasonably require, the Public Unitholder of such surrendered certificate will be entitled to receive in exchange therefor, and the Depositary on behalf of Purchaser Sub will deliver to such Public Unitholder, the BAM Share Consideration and/or the New Preferred Unit Consideration. If Purchaser Sub does not exercise the Call Right in the manner described above, on the Effective Date a Public Unitholder will be entitled to receive in exchange therefor the Cash Consideration otherwise payable by the Partnership in connection with the redemption of the Public Units pursuant to Section 7.4 hereof.

7.5.4

For greater certainty, Purchaser Sub, New LP and/or their respective Affiliates may undertake such transactions as may be necessary or desirable in order to deliver, or cause to be delivered, all or a portion of BAM Shares or New Preferred Units to Public Unitholders in accordance with Section 7.5.3, provided such transactions are not prejudicial to the rights or interests of any Public Unitholder.

7.5.5

Each Public Unitholder, by virtue of becoming and being such a Public Unitholder, will be deemed to acknowledge the Call Right in favour of Purchaser Sub and the overriding nature thereof and to be bound thereby in favour of Purchaser Sub as herein provided.

7.5.6

Where the aggregate number of BAM Shares to be delivered to a Public Unitholder pursuant to this Section 7.5 would result in a fraction of a BAM Share being issuable, then the number of BAM Shares to be delivered to such Public Unitholder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share thereof, such Public Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) equal to such Public Unitholder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such Public Unitholders would otherwise be entitled. The Depositary will sell such BAM Shares by private sale (including by way sale through the facilities of any stock exchange upon which the BAM Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Public Unitholders otherwise entitled to receive fractional interests in BAM Shares.

7.5.7

Where the aggregate number of New Preferred Units to be delivered to a Public Unitholder pursuant to this Section 7.5 would result in a fraction of a New Preferred Unit being issuable, then the number of New Preferred Units to be delivered to such Public Unitholder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional New Preferred Unit thereof, such Public Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the New Preferred Unit Amount multiplied by (ii) the fractional New Preferred Unit amount.

7.5.8

On or before 3:01 a.m. (Toronto time) on the Effective Date, Purchaser Sub may assign, in whole or in part, its Call Right to one or more of its Affiliates, in which case this Section 7.5 shall apply to such Affiliate(s) mutatis mutandis; provided that any such assignment shall not relieve Purchaser Sub of any of its obligations hereunder, and provided further that if such assignment takes place, Purchaser Sub shall continue to be fully liable as primary obligor, on a joint and several basis with any such Affiliate, for any default in performance by the assignee of Purchaser Sub’s obligations hereunder. For greater certainty, the transfer of Public Units of the Partnership as described in Section 3.1(d) of the Plan of Arrangement shall take place pursuant to the Plan of Arrangement and not in connection with the Call Right by an Affiliate of Purchaser Sub.

7.6	Dissent Rights

7.6.1	Subject to this Section 7.6, any Public Unitholder may dissent in respect of the Transaction.

7.6.2

In addition to any other right the Public Unitholder may have, a Public Unitholder who complies with this Section 7.6 is entitled, after the Transaction is completed, to be paid by the Partnership the fair value of the Public Units held by the Public Unitholder, determined as of the close of business on the day before the Resolution was adopted.

7.6.3

A dissenting Public Unitholder may only claim under this Section 7.6 with respect to all of the Public Units held by the Public Unitholder and registered in the name of the dissenting Public Unitholder at the record date set by the Partnership in respect of the Meeting.

7.6.4

A dissenting Public Unitholder shall send to the Partnership, at least two days prior to the Meeting, a written objection to the Resolution, unless the Partnership did not give notice to the Public Unitholder of the purpose of the Meeting and of the Public Unitholder’s right to dissent.

7.6.5

The Partnership shall, within ten days after the Public Unitholders adopt the Resolution, send to each Public Unitholder who has filed the objection referred to in Section 7.6.4 notice that the Resolution has been adopted, but such notice is not required to be sent to any Public Unitholder who voted for or abstained from voting for the Resolution or who has withdrawn its objection (and, for greater certainty, a Public Unitholder who voted for or abstained from voting for the Resolution or who has withdrawn its objection will not be considered a dissenting Public Unitholder).

7.6.6

A dissenting Public Unitholder entitled to receive notice under Section 7.6.5 shall, within twenty days after receiving such notice, or, if the dissenting Public Unitholder does not receive such notice, within twenty days after learning that the Resolution has been adopted, send to the Partnership a written notice containing:

(i)	the dissenting Public Unitholder’s name and address;

(ii)	the number of Public Units in respect of which the dissenting Public Unitholder dissents; and

(iii)	a demand for payment of the fair value of such Public Units.

7.6.7

Not later than the thirtieth day after the sending of a notice under Section 7.6.6, a dissenting Public Unitholder shall send the certificates representing the Public Units held by the Public Unitholder to the Partnership or its transfer agent.

7.6.8	A dissenting Public Unitholder who fails to comply with Section 7.6.7 has no right to make a claim under this Section 7.6.

7.6.9

The Partnership or its transfer agent shall endorse on any certificate received under Section 7.6.7 a notice that the Public Unitholder is a dissenting Public Unitholder under this Section 7.6 and shall return forthwith the certificates to the dissenting Public Unitholder.

7.6.10

On sending a notice under Section 7.6.6, a dissenting Public Unitholder ceases to have any rights as a Public Unitholder other than the right to be paid the fair value of the Public Units as determined under this Section 7.6 except where:

(i)	the dissenting Public Unitholder withdraws the notice before the Partnership makes an offer under Section 7.6.11;

(ii)	the Partnership fails to make an offer in accordance with Section 7.6.11 and the dissenting Public Unitholder withdraws the notice; or

(iii)	the Arrangement Agreement is terminated,

in which case the dissenting Public Unitholder’s rights are reinstated as of the date the dissenting Public Unitholder sent the notice referred to in Section 7.6.6.

7.6.11

The Partnership shall, not later than seven days after the later of the day on which the action approved by the Resolution is effective or the day the Partnership received the notice referred to in Section 7.6.6, send to each dissenting Public Unitholder who has sent such notice a written offer to pay for the dissenting Public Unitholder’s Public Units in an amount considered by the board of directors of the General Partner to be the fair value, accompanied by a statement showing how the fair value was determined.

7.6.12	Every offer made under Section 7.6.11 for Public Units shall be on the same terms.

7.6.13

The Partnership shall pay for the Public Units of a dissenting Public Unitholder within 10 days after an offer made under Section 7.6.11 has been accepted, but any such offer lapses if the Partnership does not receive an acceptance thereof within 30 days after the offer has been made.

7.6.14

Where the Partnership fails to make an offer under Section 7.6.11, or if a dissenting Public Unitholder fails to accept an offer, the Partnership may, within 50 days after the action approved by the Resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the Public Units of any dissenting Public Unitholder.

7.6.15

If the Partnership fails to apply to a court under Section 7.6.14, a dissenting Public Unitholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

7.6.16	The court where an application under Sections 7.6.14 or 7.6.15 may be made is the Ontario Superior Court of Justice (Commercial List).

7.6.17	A dissenting Public Unitholder is not required to give security for costs in an application made under Sections 7.6.14 or 7.6.15.

7.6.18	On an application under Sections 7.6.14 or 7.6.15:

(i)	all dissenting Public Unitholders whose Public Units have not been purchased by the Partnership shall be joined as parties and bound by the decision of the court; and

(ii)

the Partnership shall notify each affected dissenting Public Unitholder of the date, place and consequences of the application and of the dissenting Public Unitholder’s right to appear and be heard in person or by counsel.

7.6.19

On an application to a court under Sections 7.6.14 or 7.6.15, the court may determine whether any other person is a dissenting Public Unitholder who should be joined as a party, and the court shall then fix a fair value for the Public Units of all dissenting Public Unitholders.

7.6.20	A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the Public Units of the dissenting Public Unitholders.

7.6.21

The final order of a court in the proceedings commenced by an application under Sections 7.6.14 or 7.6.15 shall be rendered against the Partnership in favour of each dissenting Public Unitholder and for the amount of the Public Units as fixed by the court.

7.6.22

If Section 7.6.24 applies, the Partnership shall, within ten days after the pronouncement of an order under Section 7.6.21, notify each dissenting Public Unitholder that it is unable lawfully to pay dissenting Public Unitholders for their Public Units.

7.6.23	If Section 7.6.24 applies, a dissenting Public Unitholder, by written notice delivered to the Partnership within thirty days after receiving a notice under Section 7.6.22, may

(i)	withdraw their notice of dissent, in which case the Partnership is deemed to consent to the withdrawal and the Public Unitholder is reinstated to their full rights as a Public Unitholder; or

(ii)

retain a status as a claimant against the Partnership, to be paid as soon as the Partnership is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Partnership but in priority to its Unitholders.

7.6.24	The Partnership shall not make a payment to a dissenting Public Unitholder under this section if there are reasonable grounds for believing that

(i)	the Partnership is or would after the payment be unable to pay its liabilities as they become due; or

(ii)	the realizable value of the Partnership’s assets would thereby be less than the aggregate of its liabilities.

7.6.25	The provisions of Section 9.5 shall apply mutatis mutandis to any payment to a Public Unitholder under this Section 7.6.

5.	Effective Date

This Amendment shall be effective at the time it is stated to become effective pursuant to Section 3.1(f) the Plan of Arrangement.

6.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of Bermuda.

7.	General

(a)	Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

[Remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the ∎ day of ∎, 2021.

GENERAL PARTNER: BROOKFIELD PROPERTY PARTNERS LIMITED

By:
Name: Jane Sheere
Title: Secretary

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

GENERAL PARTNER: BROOKFIELD PROPERTY PARTNERS LIMITED

By:
Name: Jane Sheere
Title: Secretary

Schedule B - Plan of Arrangement

(See Attached.)

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions.

Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Acquired Units” means the BPY Units, the Exchange LP Units and the BPYU Shares;

“Applicable Acquiror” means:

(a)

for a BPYU Stockholder that is entitled to receive BAM Shares in respect of some or all of its BPYU Shares, Holding LP for such number of BPYU Shares that are transferred in exchange for BAM Shares as described this Plan of Arrangement;

(b)

for a Public Holder, other than a BPYU Stockholder described in (a), that has elected or is deemed to have elected to receive BAM Shares in respect of some or all of its Acquired Units, BAM for such number of Acquired Units that are transferred in exchange for BAM Shares under this Plan of Arrangement;

(c)

for a Public Holder that has elected or is deemed to have elected to receive New Preferred Units in respect of some or all of its Acquired Units, Purchaser Sub for such number of Acquired Units that are transferred in exchange for New Preferred Units under this Plan of Arrangement;

(d)

for a BPYU Stockholder or an Exchange LP Unitholder that is entitled to receive cash in respect of some or all of its BPYU Shares or Exchange LP Units, as applicable, Holding LP for such number of BPYU Shares or Exchange LP Units that are transferred in exchange for cash under this Plan of Arrangement;

(e)

for a Public Holder of BPY Units that is entitled to receive cash in respect of some or all of its BPY Units, BPY for such number of BPY Units that are redeemed in exchange for cash under this Plan of Arrangement; and

(f)	for a BAM Holder, BAM Exchange LP;

“Arrangement” means the arrangement of Purchaser Sub under Section 182 of the OBCA in accordance with the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments, modifications or supplements to this Plan of

Arrangement made in accordance with the Arrangement Agreement and Section 6.1 hereof or made at the discretion of the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;

“Arrangement Agreement” means the Arrangement Agreement dated as of March 31, 2021 among the Purchaser Parties and BPY providing for, among other things, the Arrangement, as the same may be amended, supplemented and/or restated from time to time;

“Articles of Arrangement” means the articles of arrangement of Purchaser Sub in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably;

“BAM” or the “Purchaser” means Brookfield Asset Management Inc., a corporation existing under the OBCA;

“BAM Exchange LP” means an Ontario limited partnership to be formed prior to the Effective Date, the general partner of which will be BAM or one of its subsidiaries;

“BAM Exchange LP Consideration” means 0.3979 of a BAM Exchange LP Unit for each Acquired Unit held by a BAM Holder, subject to adjustment in accordance with Section 3.7(b);

“BAM Exchange LP Unit” means an exchangeable limited partnership unit of BAM Exchange LP;

“BAM Holders” means BAM and any of its subsidiaries that hold Acquired Units immediately prior to the Effective Time;

“BAM Share” means a class A limited voting share in the capital of BAM;

“BAM Share Amount” means $45.67, being the closing price of one BAM Share on the New York Stock Exchange on March 26, 2021;

“BAM Share Consideration” means 0.3979 of a BAM Share for each Acquired Unit, subject to adjustment in accordance with Section 3.7(a);

“BAM Share Pro-Ration Factor” means a number, rounded to six decimal places, equal to the Total Public BAM Share Consideration divided by the Total Elected Public BAM Share Consideration;

“BAM Shares Payable to BPYU Stockholders” means the BAM Shares deposited pursuant to Section 3.4(a)(ii);

“BPO ETS” means BPO ETS Inc., a corporation existing under the OBCA;

“BPY” means Brookfield Property Partners L.P., a Bermuda exempted limited partnership;

“BPY Equity-Based Award Plans” means (a) the DSU Plans, (b) the BPY Stock Option Plans, (c) the Tracking Share Option Plan, (d) the Restricted BPY Stock Plans, and (e) the Amended and Restated Brookfield Property L.P. FV LTIP Unit Plan, as amended as of April 18, 2019;

“BPY LPA” means the second amended and restated limited partnership agreement of BPY dated as of August 8, 2013, as amended, including pursuant to the BPY LPA Amendment;

“BPY LPA Amendment” means the seventh amendment to the BPY LPA in the form attached as Schedule A hereto;

“BPY Options” means the stock options granted under the BPY Stock Option Plans;

“BPY Resolution” means the resolution approving the BPY LPA Amendment and the transactions contemplated by this Plan of Arrangement to be considered at the BPY Unitholders’ Meeting by BPY Unitholders, substantially in the form of Schedule A to the Arrangement Agreement;

“BPY Stock Option Plans” means (a) the Brookfield Property Partners amended and restated BPY unit option plan, amended as of November 5, 2019, (b) the Brookfield Property Partners BPY unit option plan (Australia), amended as of February 3, 2015, and (c) the Brookfield Property Partners BPY unit option plan (GGP), effective as of August 28, 2018;

“BPY Unitholders” means holders of BPY Units;

“BPY Unitholders’ Meeting” means such meeting or meetings of BPY Unitholders, including any adjournment or postponement thereof, convened to consider, and if deemed advisable approve, the BPY Resolution;

“BPY Units” means the limited partnership units (other than the general partner units and the preferred partnership units) in the capital of BPY, including the Restricted BPY Units;

“BPYU” means Brookfield Property REIT Inc., a corporation existing under the laws of the State of Delaware;

“BPYU Certificate of Incorporation” means the fourth amended and restated certificate of incorporation of BPYU effective as of June 26, 2019;

“BPYU Shares” means the shares of class A stock, par value $0.01 per share in the capital of BPYU;

“BPYU Stockholders” means holders of BPYU Shares;

“business day” means any day of the week, other than a Saturday or Sunday or a statutory or civic holiday observed in Toronto, Ontario, New York, New York or Hamilton, Bermuda;

“Cash Consideration” means $18.17 for each Acquired Unit;

“Cash Pro-Ration Factor” means a number, rounded to six decimal places, equal to the Total Public Cash Consideration divided by the Total Public Elected Cash Consideration;

“certificate” means a physical share certificate or other evidence of unit ownership, including without limitation, a DRS statement;

“Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA in respect of the Articles of Arrangement;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“CRA” means the Canada Revenue Agency;

“Default Consideration” has the meaning ascribed thereto in Section 3.2(e);

“Depositary” means AST Trust Company (Canada), as depositary at its offices as set out in the Letter of Transmittal and Election Form;

“Director” means the Director appointed under Section 278 of the OBCA;

“Dissent Rights” has the meaning ascribed thereto in Section 4.1;

“Dissenting Unitholder” means a registered holder of BPY Units who dissents in respect of the BPY Resolution in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its BPY Units;

“DSU Plans” means (a) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for non-employee directors, amended and restated as of June 9, 2014, and (b) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for employees, amended and restated as of June 9, 2014;

“DSUs” means the deferred share units granted under the DSU Plans;

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement;

“Effective Time” means 3:01 a.m. (Toronto Time) on the Effective Date, or such other time as may be agreed to in writing by the Purchaser Parties and BPY prior to the Effective Date;

“Election Deadline” means 5:00 p.m. (Toronto Time) on the business day which is two business days following the date of the BPY Unitholders’ Meeting;

“Eligible Canadian Holder” means a BPY Unitholder or Exchange LP Unitholder that (a) for purposes of the Tax Act and, at all relevant times, is or is deemed to be a resident of Canada or, in the case of a holder that is a partnership, a “Canadian partnership” as defined in the Tax Act, and (b) is not exempt from income tax under the Tax Act;

“Exchange LP” means Brookfield Office Properties Exchange LP, a limited partnership existing under the laws of Ontario;

“Exchange LP Unit Provisions” means the unit conditions attached to the Exchange LP Units;

“Exchange LP Unit Redemption Consideration” means, for each Exchange LP Unit, (a) one BPY Unit, (b) if applicable, a cash amount equal to all declared payable and unpaid cash distributions on such Exchange LP Unit, and (c) if applicable, any stock or other property constituting any declared, payable and unpaid non-cash distributions on such Exchange LP Unit, all in accordance with the Exchange LP Unit Provisions;

“Exchange LP Unitholder” means holders of Exchange LP Units;

“Exchange LP Units” means the exchangeable limited partnership units of Exchange LP;

“Exchange Ratio” means 0.3979, subject to adjustment in accordance with Section 3.7(a);

“Final Order” means the order of the Court pursuant to Section 182(5) of the OBCA, in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Purchaser Parties and BPY, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Purchaser Parties and BPY, each acting reasonably) on appeal;

“Former Holders” means, at and following the Effective Time, the holders of Acquired Units immediately prior to the Effective Time;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self regulatory authority, including the TSX and the Nasdaq; or (d) any quasi governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Holding LP” means Brookfield Property L.P.;

“Interim Order” means an order of the Court pursuant to Section 182(5) of the OBCA, in form and substance acceptable to the Purchaser Parties, each acting reasonably, containing declarations and directions in respect of the notice to be given and the conduct of the BPY

Unitholders’ Meeting with respect to the Arrangement, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;

“Joint Tax Election” has the meaning ascribed thereto in Section 3.5;

“Letter of Transmittal and Election Form” means, as applicable, the letter of transmittal and election form for use by BPY Unitholders with respect to the Arrangement and the letter of transmittal and election form for use by Exchange LP Unitholders with respect to the Arrangement;

“Maximum Public New Preferred Unit Consideration” means 40,000,000 New Preferred Units;

“Nasdaq” means the Nasdaq Stock Market;

“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Date, the general partner of which will be Holding LP;

“New Preferred Unit Amount” means $25.00, being the issue price of each New Preferred Unit;

“New Preferred Unit Consideration” means 0.7268 of a New Preferred Unit for each Acquired Unit;

“New Preferred Unit Pro-Ration Factor” means a number, rounded to six decimal places, equal to the Maximum Public New Preferred Unit Consideration divided by the Total Public Elected New Preferred Unit Consideration;

“New Preferred Units” means the Class A Cumulative Redeemable Preferred Units, Series 1 of New LP;

“Note A” means the interest-bearing promissory note to be issued by Brookfield BPY Holdings Inc. to Purchaser Sub in the principal amount equal to the Total Public New Preferred Unit Amount having the terms and conditions as set forth in the Pre-Closing Notice;

“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder;

“Person” includes an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Plan of Arrangement”, “hereof”, “herein”, “hereto” and like references mean and refer to this plan of arrangement;

“Pre-Closing Notice” means a notice to be executed by the Purchaser Parties and BPY two business days prior to the Effective Date specifying the amounts and other details contemplated by this Plan of Arrangement;

“Public Holders” means the holders of Acquired Units other than the BAM Holders;

“Purchaser Parties” means BAM and Purchaser Sub;

“Purchaser Sub” means BPY Arrangement Corporation, a corporation incorporated under the OBCA, or such other Person to whom BPY Arrangement Corporation has assigned its rights and obligations in accordance with the Arrangement Agreement;

“Reallocated Units” has the meaning ascribed thereto in Section 3.3(c)(iv);

“Restricted BPY Stock Plan (Canada)” means the Brookfield Property Group restricted BPY L.P. unit plan (Canada), as amended as of November 5, 2019;

“Restricted BPY Stock Plans” means (a) the Brookfield Property Group restricted BPY L.P. unit plan, as amended as of June, 2020, and (b) the Restricted BPY Stock Plan (Canada);

“Restricted BPY Units” means the BPY Units subject to and administered under the Restricted BPY Stock Plans;

“Restricted Canadian BPY Units” means the unvested BPY Units and vested BPY Units subject to hold period restrictions, in each case, subject to and administered under the Restricted BPY Stock Plan (Canada);

“subsidiaries” has the meaning given in National Instrument 45-106 - Prospectus Exemptions;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.);

“Tax Election Deadline” has the meaning ascribed thereto in Section 3.5;

“Threshold Public New Preferred Unit Consideration” means 20,000,000 New Preferred Units;

“Total BPY Redemption Amount” means the amount of cash, in the aggregate, to be paid to BPY Unitholders on the redemption of BPY Units pursuant to Section 3.1(s);

“Total Elected Public BAM Share Consideration” has the meaning ascribed thereto in Section 3.3(c)(ii);

“Total Public BAM Share Consideration” means an aggregate of 59,279,337 BAM Shares, less the Offset For Increased New Preferred Unit Consideration, if any, where the Offset For Increased New Preferred Unit Consideration is calculated as:

A x B , where:

    C

A = the amount, if any, by which the Total Public New Preferred Units exceeds the Threshold Public New Preferred Unit Consideration

B = New Preferred Unit Amount

C = BAM Share Amount

“Total Public Cash Consideration” means $3,267,869,417;

“Total Public Elected Cash Consideration” has the meaning ascribed thereto in Section 3.3(c)(i);

“Total Public Elected New Preferred Unit Consideration” has the meaning ascribed thereto in Section 3.3(c)(iii);

“Total Public New Preferred Unit Amount” means the Total Public New Preferred Units multiplied by the New Preferred Unit Amount;

“Total Public New Preferred Units” means the number of New Preferred Units deposited pursuant to Section 3.4(a)(iv);

“Tracking Share” means a class B preferred share of BPO ETS;

“Tracking Share Options” means the stock options granted under the Tracking Share Option Plan;

“Tracking Share Option Plan” means the Brookfield Property Partners amended and restated BPY unit option plan (Canada), as amended as of November 5, 2019;

“TSX” means the Toronto Stock Exchange; and

“Undersubscribed Consideration” means:

(a)	if the Total Public Elected Cash Consideration is less than the Total Public Cash Consideration, the Cash Consideration;

(b)	if the Total Elected Public BAM Share Consideration is less than the Total Public BAM Share Consideration, the BAM Share Consideration; and/or

(c)	if the Total Public Elected New Preferred Unit Consideration is less than the Threshold Public New Preferred Unit Consideration, the New Preferred Unit Consideration.

1.2	Certain Rules of Interpretation

In this Plan of Arrangement:

(a)

Calculation of Time. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

(b)

Business Days. Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a business day, such action shall be taken or such payment shall be made on the first business day following such day.

(c)

Headings. The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles, Sections and subsections and the insertion of a table of contents shall not affect the interpretation of this Agreement.

(d)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(e)

Statutory References. Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all rules, regulations and published policies, as applicable, made thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(f)	Currency. All references to “$” mean United States dollars.

(g)

Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or Governmental Entity (including any governmental agency, political subdivision or instrumentality thereof).

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

2.2	Binding Effect

This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time on BAM, Purchaser Sub, BAM Exchange LP, New LP, BPY, Holding LP, Exchange LP and BPO ETS and all Persons who were immediately prior to the Effective Time holders or beneficial owners of BPY Units and Exchange LP Units and participants in BPY Equity-Based Award Plans and all other Persons directly or indirectly affected by the Arrangement at and after the Effective Time, without any further act or formality required on the part of any Person.

ARTICLE 3

ARRANGEMENT

3.1	Arrangement

Commencing at the Effective Time, the following events or transactions shall occur and shall be deemed to occur in the following sequence without any further act or formality:

(a)	simultaneously:

(i)

each BPY Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, notwithstanding the terms of the BPY Stock Option Plans or any applicable grant agreement in relation thereto, be surrendered by the holder thereof to BPY in exchange for, subject to Section 5.4, a cash payment from BPY equal to the amount (if any) by which the Cash Consideration exceeds the exercise price of such BPY Option, multiplied by the number of BPY Units subject to such BPY Option, and each such BPY Option shall immediately be cancelled and terminated and, for greater certainty, where such amount is zero or negative, such BPY Option shall be cancelled without any consideration, and none of BPY, BAM or Purchaser Sub shall be obligated to pay the holder of such BPY Option any amount in respect of such BPY Option; and

(ii)

each Tracking Share Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, notwithstanding the terms of the Tracking Share Option Plan or any applicable grant agreement in relation thereto, be surrendered by the holder thereof to BPO ETS in exchange for, subject to Section 5.4, a cash payment from BPO ETS equal to the amount (if any) by which the Cash Consideration exceeds the exercise price of such Tracking Share Option, multiplied by the number of Tracking Shares subject to such Tracking Share Option, and each such Tracking Share Option shall immediately be cancelled and terminated and, for greater certainty, where such amount is zero or negative, such Tracking Share Option shall be cancelled without any consideration, and none of BPO ETS, BPY, BAM or Purchaser Sub shall be obligated to pay the holder of such Tracking Share Option any amount in respect of such Tracking Share Option, and, with respect to each BPY Option and Tracking Share Option that is surrendered pursuant to this Section 3.1(a), as of the effective time of such surrender: (A) the holder thereof shall cease to be the holder of such BPY Option or Tracking Share Option, as applicable, (B) the holder thereof shall cease to have any rights as a holder in respect of such BPY Option or Tracking Share Option, as applicable, or under the BPY Stock Option Plans or the Tracking Share Option Plan, as applicable, other than the right to receive the consideration to which such holder is entitled pursuant to this Section 3.1(a), (C) such holder’s name shall be removed from the applicable register, and (D) all agreements, grants and similar instruments relating thereto shall be cancelled;

(b)

the DSUs outstanding immediately prior to the Effective Time shall be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, the terms of such DSUs shall be amended so as to substitute BAM Shares for the Tracking Shares or BPY Units, as applicable, subject to such DSUs and the number of DSUs held by each participant under the DSU Plans as of the Effective Time shall be amended to be equal to (i) the number of DSUs held by the participant immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio;

(c)

BAM will purchase each unvested Restricted BPY Unit and each Restricted Canadian BPY Unit and, each such Restricted BPY Unit shall be deemed to be transferred by the holder thereof to BAM in exchange for the BAM Share Consideration, and the name of such holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances, and such BAM Shares shall be subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions as were applicable to the Restricted BPY Units immediately prior to the Effective Time;

(d)

BAM will purchase each BPY Unit in respect of which a valid election has been made pursuant to Section 3.2(b) by an Eligible Canadian Holder and, subject to proration in accordance with Section 3.3, each such BPY Unit shall be deemed to be transferred by such Eligible Canadian Holder to BAM in exchange for the BAM Share Consideration, and the name of such Eligible Canadian Holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(e)

the Applicable Acquiror will purchase each BPY Unit held by a BAM Holder, other than those BPY Units transferred pursuant to Section 3.1(c) and 3.1(d), and each such BPY Unit shall be deemed to be transferred by such holder to the Applicable Acquiror in exchange for the Cash Consideration, the New Preferred Unit Consideration or the BAM Exchange LP Consideration (in each case as deemed to be elected pursuant to Section 3.2 and subject, in each case, to proration in accordance with Section 3.3), and the name of such holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and the Applicable Acquiror shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(f)	the BPY LPA Amendment will become effective and binding on the parties thereto;

(g)	Purchaser Sub will make a loan to Brookfield BPY Holdings Inc. in the principal amount equal to the Total Public New Preferred Unit Amount, which will be evidenced by the issuance of Note A;

(h)

Brookfield BPY Holdings Inc. and/or one or more other subsidiaries of BPY, as set forth in the Pre-Closing Notice, will transfer an aggregate cash amount equal to the Total Public New Preferred Unit Amount to Holding LP to repay the intercompany obligations owing to Holding LP set forth in the Pre-Closing Notice;

(i)

Holding LP will purchase from BPY and cancel such number of managing general partner units of Holding LP as is equal to the Total BPY Unit Redemption Amount divided by the Cash Consideration, in exchange for the payment of a cash amount equal to the Total BPY Redemption Amount to BPY;

(j)	Purchaser Sub will transfer Note A to New LP and, as payment therefor, New LP will issue a number of New Preferred Units equal to the Total Public New Preferred Units to Purchaser Sub;

(k)

concurrently with the transfer and issuance in Section 3.1(j), Holding LP will transfer the receivables set forth in the Pre-Closing Notice to New LP and, as payment therefor, New LP will issue to Holding LP such number of general partner units of New LP as set out in the Pre-Closing Notice;

(l)

BAM will issue such number of BAM Shares equal to the BAM Shares Payable to BPYU Stockholders to Holding LP and, as payment therefor, Holding LP will issue to BAM the number of redemption-exchange units of Holding LP equal to the number of BAM Shares Payable to BPYU Stockholders divided by the Exchange Ratio;

(m)

each outstanding BPY Unit held by a Dissenting Unitholder shall be deemed to be transferred by the holder thereof to BPY without any further act or formality on its part, and, in consideration therefor, BPY shall be deemed to have issued to the Dissenting Unitholder a debt-claim to be paid the aggregate fair value of those BPY Units in accordance with Article 4 hereof and, in respect of the BPY Units so deemed to be transferred: (i) the Dissenting Unitholder shall cease to be a holder of such BPY Units, (ii) the name of such holder shall be removed from the register of holders of BPY Units, (iii) the Dissenting Unitholder shall have been deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such units to BPY; and (iv)

such BPY Units shall be cancelled by BPY and the register of holders of BPY Units shall be revised accordingly;

(n)

each Exchange LP Unit in respect of which a duly completed Letter of Transmittal and Election Form was submitted in accordance with Section 3.2(c) shall be deemed to be transferred by the holder thereof to the Applicable Acquiror in exchange for the Cash Consideration, the BAM Share Consideration or the New Preferred Unit Consideration (subject, in each case, to proration in accordance with Section 3.3) and the name of such holder shall be removed from the register of holders of Exchange LP Units, and Applicable Acquiror shall be recorded as the registered holder of the Exchange LP Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(o)

pursuant to and in accordance with Exchange LP’s exercise of its redemption right under Section 7.1 of the Exchange LP Unit Provisions and BPY’s notice of intention to exercise its overriding call right under Section 7.2 of the Exchange LP Unit Provisions, each dated as of {date of circular for BPY Unitholders’ Meeting}, BPY will purchase each Exchange LP Unit outstanding after giving effect to Section 3.1(n) in exchange for the Exchange LP Unit Redemption Consideration, and the name of the holder of such Exchange LP Units shall be removed from the register of holders of Exchange LP Units, and BPY shall be recorded as the registered holder of the Exchange LP Units so purchased and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(p)

Purchaser Sub will assign, in part, its overriding call right pursuant to Section 7.5 of the BPY LPA to BAM in respect of such number of BPY Units to be transferred to BAM in exchange for the BAM Share Consideration pursuant to Section 3.1(r)(i);

(q)	BPY shall provide notice of redemption for all of the BPY Units, other than those BPY Units transferred pursuant to Sections 3.1(c), 3.1(d) and 3.1(e), pursuant to Section 7.4 of the BPY LPA;

(r)	immediately prior to such redemption taking effect:

(i)

BAM will exercise its overriding call right pursuant to Section 7.5 of the BPY LPA to purchase each BPY Unit, other than those BPY Units transferred pursuant to Sections 3.1(c), 3.1(d) and 3.1(e), in respect of which its holder has made an election or is deemed to have made an election to receive the BAM Share Consideration pursuant to Section 3.2 and, subject to proration in accordance with Section 3.3, each such BPY Unit shall be transferred by the holder thereof to BAM in accordance with such election or deemed election in exchange for the BAM Share Consideration, and the name of the holder of such BPY Units shall be removed from the register of holders of BPY Units, and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances; and

(ii)

Purchaser Sub will exercise its overriding call right pursuant to Section 7.5 of the BPY LPA to purchase each BPY Unit, other than those BPY Units transferred pursuant to Sections 3.1(c) and 3.1(e), in respect of which its holder has made an election or is deemed to have made an election to receive the New Preferred Unit Consideration pursuant to Section 3.2 and, subject to proration in accordance with Section 3.3, each such BPY Unit shall be transferred by the holder thereof to Purchaser Sub in accordance with such election or deemed election in exchange for the New Preferred Unit Consideration, and the name of the holder of such BPY Units shall be removed from the register of holders of BPY Units, and Purchaser Sub shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(s)

each BPY Unit held by a Unitholder, other than those BPY Units transferred pursuant to Sections 3.1(c), 3.1(d), 3.1(e), 3.1(m), 3.1(r)(i) and 3.1(r)(ii), shall be redeemed by BPY and cancelled, without any further act or formality on its part, in exchange for the Cash Consideration and the name of the holder of such BPY Unit shall be removed from the register of holders of BPY Units; and

(t)

in accordance with Section C(3)(h) of the BPYU Certificate of Incorporation and pursuant to BPY’s notice of election to deliver the “BPY Units Amount” (as defined in the BPYU Certificate of Incorporation) dated shortly after the date of the Arrangement Agreement, each BPYU Share held by a BPYU Stockholder shall be exchanged for the Default Consideration, subject to proration in accordance with Section 3.3, and the name of such holder shall be removed from the register of holders of BPYU Shares, and the Applicable Acquiror shall be recorded as the registered holder of the BPYU Shares so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances.

3.2	Elections

With respect to the exchange of Acquired Units effected pursuant to Section 3.1:

(a)

each holder of BPY Units and Exchange LP Units (other than Dissenting Unitholders, holders of unvested Restricted BPY Units and Restricted Canadian BPY Units, and BAM Holders) may elect to receive from the Applicable Acquirors, in respect of each BPY Unit or Exchange LP Unit held:

(i)	the BAM Share Consideration;

(ii)	the New Preferred Unit Consideration; or

(iii)	the Cash Consideration;

(b)

any BPY Unitholder that is an Eligible Canadian Holder and has elected to receive the BAM Share Consideration pursuant to Section 3.2(a)(i) in respect of some or all of its BPY Units may further elect to have all of such BPY Units transferred to BAM in exchange for such BAM Share Consideration prior to the BPY LPA Amendment becoming effective hereunder;

(c)

the elections provided for in Sections 3.2(a) and 3.2(b) shall be made by each BPY Unitholder and Exchange LP Unitholder by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such holder’s election(s), together with any certificates representing the holder’s BPY Units and/or Exchange LP Units;

(d)	any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a BPY Unitholder or an Exchange LP Unitholder;

(e)

the following Persons shall be deemed to have elected to receive, subject to Section 3.3, the Cash Consideration as to 50.4678% of such holder’s Acquired Units, the BAM Share Consideration as to 41.8104% of such holder’s Acquired Units, and the New Preferred Unit Consideration as to 7.7218% of such holder’s Acquired Units (the “Default Consideration”):

(i)

any BPY Unitholder (other than a holder of unvested Restricted BPY Units or Restricted Canadian BPY Units, or a BAM Holder) who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 3.2(a) or 3.2(b) or the Letter of Transmittal and Election Form; and

(ii)

any BPY Unitholder who properly exercises Dissent Rights in accordance with Section 4.1 but is not ultimately entitled, for any reason, to be paid the fair value for its BPY Units by BPY as referenced in Section 4.1(b);

(f)	pursuant to Section C(3)(h) of the BPYU Certificate of Incorporation, any BPYU Stockholder shall be entitled to receive the Default Consideration, subject to proration pursuant to Section 3.3;

(g)

any Exchange LP Unitholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 3.2(a) or 3.2(b) or the Letter of Transmittal and Election Form, will have all of its Exchange LP Units acquired pursuant to Section 3.1(o) and, in accordance with Section 3.2(e)(i), will be deemed to have elected to receive the Default Consideration in respect of all BPY Units received pursuant to Section 3.1(o); and

(h)

each BAM Holder (i) shall be deemed to have elected to receive the same proportions of the Cash Consideration, the BAM Exchange LP Consideration (in lieu of the BAM Share Consideration) and the New Preferred Unit Consideration that the Public Holders, as a single class, have elected to receive (or are deemed to have elected to receive) pursuant to this Section 3.2, and (ii) each BAM Holder will receive the same proportions of the Cash Consideration, the BAM Exchange LP Consideration (in lieu of the BAM Share Consideration) and the New Preferred Unit Consideration as that received by the Public Holders, as a single class, after proration pursuant to Section 3.3; provided that if the Public Holders, as a single class, have elected or are deemed to have elected to receive the New Preferred Unit Consideration in excess of the Threshold New Preferred Unit Consideration, the calculations set forth in this Section 3.2(h) (i) and (ii) shall be done assuming only the Threshold Public New Preferred Unit Consideration was elected (or deemed to be elected) by the Public Holders.

3.3	Adjustments to Consideration

(a)

For the purposes of this Section 3.3 and all adjustments made in accordance with this Section 3.3, it is assumed that all BPY Unitholders who exercise Dissent Rights in accordance with Section 4.1 are ultimately not entitled to be paid the fair value for their BPY Units and, instead, are deemed to have elected to receive the Default Consideration. All adjustments made in accordance with this Section 3.3 will be done across all Acquired Units as a single class.

(b)

Notwithstanding Section 3.2 or any other provision herein (but making the assumption set forth in Section 3.3(a)), (i) the amount of cash, in the aggregate, to be paid to the Public Holders pursuant to Section 3.1 shall be equal to the Total Public Cash Consideration; (ii) the number of BAM Shares to be delivered to the Public Holders (other than holders of unvested Restricted BPY Units and Restricted Canadian BPY Units) pursuant to Section 3.1 shall be equal to the Total Public BAM Share Consideration; and (iii) the maximum number of New Preferred Units, in the aggregate, to be delivered to the Public Holders pursuant to Section 3.1 shall be equal to the Maximum Public New Preferred Unit Consideration.

(c)	In the event that:

(i)

the aggregate amount of cash that would, but for Section 3.3(b), be paid to Public Holders in accordance with the elections or deemed elections of such holders pursuant to Section 3.2 (the “Total Public Elected Cash Consideration”) exceeds the Total Public Cash Consideration, then:

(A)

the aggregate amount of cash to be paid to each Public Holder shall be determined by multiplying the aggregate amount of cash that would, but for Section 3.3(b), be paid to such holder by the Cash Pro-Ration Factor; and

(B)

such Public Holder shall receive and shall, for the purposes of Section 3.1 only, be deemed to have elected to receive the Undersubscribed Consideration for the remainder of its Acquired Units and, if there is more than one type of consideration that is Undersubscribed Consideration, in accordance with Section 3.3(c)(iv); and

(ii)

the aggregate number of BAM Shares that would, but for Section 3.3(b), be delivered to Public Holders (other than holders of unvested Restricted BPY Units and Restricted Canadian BPY Units) in accordance with the elections or deemed elections of such holders pursuant to Section 3.2 (the “Total Elected Public BAM Share Consideration”) exceeds the Total Public BAM Share Consideration, then:

(A)

the aggregate number of BAM Shares to be delivered to each Public Holder (other than holders of unvested Restricted BPY Units and Restricted Canadian BPY Units), subject to rounding in accordance with Section 3.6(a), shall be determined by multiplying the aggregate number of BAM Shares that would, but for Section 3.3(b), be delivered to such holder by the BAM Share Pro-Ration Factor; and

(B)

such Public Holder shall receive and shall, for the purposes of Section 3.1 only, be deemed to have elected to receive the Undersubscribed Consideration for the remainder of its Acquired Units and, if there is more than one type of consideration that is Undersubscribed Consideration, in accordance with Section 3.3(c)(iv);

(iii)

the aggregate number of New Preferred Units that would, but for Section 3.3(b), be delivered to Public Holders in accordance with the elections or deemed elections of such holders pursuant to Section 3.2 (the “Total Public Elected New Preferred Unit Consideration”) exceeds the Maximum Public New Preferred Unit Consideration, then:

(A)

the aggregate number of New Preferred Units to be delivered to each Public Holder, subject to rounding in accordance with Section 3.6(a), shall be determined by multiplying the aggregate number of New Preferred Units that would, but for Section 3.3(b), be delivered to such holder by the New Preferred Unit Pro-Ration Factor; and

(B)

such Public Holder shall receive and shall, for the purposes of Section 3.1 only, be deemed to have elected to receive the Undersubscribed Consideration for the remainder of its Acquired Units and, if there is more than one type of consideration that is Undersubscribed Consideration, in accordance with Section 3.3(c)(iv);

(iv)

in the event that there more than one type of consideration that is Undersubscribed Consideration, then all Public Holders who are deemed to have elected to receive such Undersubscribed Consideration pursuant to Sections 3.3(c)(i)(B), 3.3(c)(ii)(B) and 3.3(c)(iii)(B) for some of their Acquired Units (the “Reallocated Units”) will receive the same relative proportions of such Undersubscribed Consideration for such Reallocated Units (for greater certainty, such relative proportions will be calculated based on the total dollar value available for each type of Undersubscribed Consideration); and

(v)

for greater certainty, a BPY Unitholder may make an election pursuant to Section 3.2(b) in respect of any Reallocated Units and, provided such election is valid, the transfer of any such Reallocated Units to BAM in exchange for the BAM Share Consideration shall occur pursuant to Section 3.1(a).

3.4	Deposit Rules and Procedures

(a)	On or immediately prior to the Effective Date:

(i)

BPY shall deposit or cause to be deposited with the Depositary, for the benefit of the BPY Unitholders entitled to receive cash pursuant to Section 3.1, other than BAM Holders, the aggregate amount of cash that such holders are entitled to receive under the Arrangement (calculated without reference to whether any BPY Unitholder has exercised Dissent Rights);

(ii)

Holding LP shall deposit or cause to be deposited with the Depositary: (A) for the benefit of and to be held on behalf of the BPYU Stockholders entitled to receive BAM Shares pursuant to Section 3.1, certificates representing the BAM Shares that such BPYU Stockholders are entitled to receive under the Arrangement, and (B) for the benefit of and to be held on behalf of the BPYU Stockholders and Exchange LP Unitholders entitled to receive cash pursuant to Section 3.1, the aggregate amount of cash that such holders are entitled to receive under the Arrangement;

(iii)

BAM shall deposit or cause to be deposited with the Depositary, for the benefit of and to be held on behalf of the holders of Acquired Units, other than BPYU Stockholders, entitled to receive BAM Shares pursuant to Section 3.1, certificates representing the BAM Shares that such holders are entitled to receive under the Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights);

(iv)

Purchaser Sub shall deposit or cause to be deposited with the Depositary, for the benefit of and to be held on behalf of the Public Holders entitled to receive New Preferred Units pursuant to Section 3.1, certificates representing the New Preferred Units that such holders are entitled to receive under the Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights); and

(v)

BAM Exchange LP shall deposit or cause to be deposited with the Depositary, for the benefit of and to be held on behalf of BAM Holders entitled to receive cash, BAM Exchange LP Units and New Preferred Units pursuant to Section 3.1, the aggregate amount of cash, certificates representing the BAM Exchange LP Units and the certificates representing the New Preferred Units that such holders are entitled to receive under the Arrangement, which deposits shall be held by the Depositary as agent and nominee for Former Holders for distribution to such Former Holders in accordance with the provisions of Article 5 hereof.

(b)

For greater certainty, where a holder of Acquired Units who has elected (or is deemed to have elected) to receive two or more of (i) the Cash Consideration, (ii) the BAM Share Consideration or, in the case of a BAM Holder, the BAM Exchange LP Consideration, and (iii) the New Preferred Unit Consideration because of pro-ration, such holder will be deemed to have received a proportionate amount of cash, BAM Shares or BAM Exchange LP Units, and New Preferred Units, as applicable, as consideration across all of its Acquired Units acquired pursuant to this Plan of Arrangement.

(c)

BPY Unitholders and Exchange LP Unitholders who have so elected in their Letter of Transmittal and Election Form will receive the C$ equivalent of any cash received pursuant to their elections or deemed elections, based on the exchange rate available to the Depositary at its typical banking institution on the date such funds are converted.

For greater certainty, for the purposes of Article 3, if a BPY Unitholder or Exchange LP Unitholder submits more than one valid Letter of Transmittal and Election Form, such holder shall be treated as a separate unitholder in respect of each valid Letter of Transmittal and Election Form submitted.

3.5	Tax Elections

An Eligible Canadian Holder that (a) has elected to receive the BAM Share Consideration in accordance with Section 3.2 (and if such Eligible Canadian Holder is a BPY Unitholder, provided such election was made in accordance with Section 3.2(b)), or (b) is a holder of Restricted Canadian BPY Units shall be entitled to make a joint income tax election with BAM (the “Joint Tax Election”) pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such Eligible Canadian Holder is a partnership, (and in each case, where applicable, the analogous provisions of provincial income tax law) in respect of the transfer of its BPY Units and/or Exchange LP Units to BAM in exchange for the BAM Share Consideration. To make a Joint Tax Election, an Eligible Canadian Holder must provide the relevant information to BAM through a website, {Insert name of website}, that will be made available for this purpose. The relevant information must be submitted to BAM through the website on or before the day that is 85 days following the Effective Date (the “Tax Election Deadline”). BAM will not make a Joint Tax Election with Eligible Canadian Holders who do not provide the relevant information through the website on or before the Tax Election Deadline. After receipt of all of the relevant information through the website, and provided that the information provided complies with the rules under the Tax Act regarding the Joint Tax Election, BAM will deliver an executed copy of the Joint Tax Election containing the relevant information to the Eligible Canadian Holder. The Eligible Canadian Holder will be solely responsible for executing its portion of the Joint Tax Election and submitting it to the CRA (and, where applicable, to any provincial tax authority) within the required time.

3.6	No Fractional Shares or Units and Rounding of Cash Consideration

(a)

In no event shall any fractional BAM Shares be delivered under this Plan of Arrangement. Where the aggregate number of BAM Shares to be delivered to a holder of Acquired Units as consideration under this Plan of Arrangement would result in a fraction of a BAM Share being issuable, then the number of BAM Shares to be delivered to such holder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share thereof, such holder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) equal to such holder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such holders would otherwise be entitled. The Depositary will sell such BAM Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the BAM Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among holders of Acquired Units otherwise entitled to receive fractional interests in BAM Shares.

(b)

In no event shall any fractional New Preferred Units be delivered under this Plan of Arrangement. Where the aggregate number of New Preferred Units to be delivered to a holder of Acquired Units as consideration under this Plan of Arrangement would result in a fraction of a New Preferred Unit being issuable, then the number of New Preferred Units to be delivered to such holder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional New Preferred Unit thereof, such holder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the New Preferred Unit Amount multiplied by (ii) the fraction of a New Preferred Unit that would have been issuable. Any such cash payments shall be payable by BAM and shall not be included in calculating the Total Public Cash Consideration or the Total Public Elected Cash Consideration pursuant to Section 3.3(c)(i).

(c)

In no event shall any fractional BAM Exchange LP Units be delivered under this Plan of Arrangement. Where the aggregate number of BAM Exchange LP Units to be delivered to a holder of Acquired Units as consideration under this Plan of Arrangement would result in a fraction of a BAM Exchange LP Unit being issuable, then the number of BAM Exchange LP Units to be delivered to such holder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Exchange LP Unit thereof, such holder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the BAM Share Amount multiplied by (ii) the fraction of a BAM Exchange LP Unit that would have been issuable.

(d)

If the aggregate cash amount which a holder of Acquired Units is entitled to receive pursuant to Section 3.1 would otherwise include a fraction of $0.01, then the aggregate cash amount to which such holder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

3.7	Adjustments to BAM Share Consideration and Exchange Ratio

(a)	In the event that, after the date of the Arrangement Agreement and prior to the Effective Time:

(i)

the outstanding BAM Shares or the outstanding BPY Units (or the securities convertible into or exercisable for BAM Shares or BPY Units) shall have been changed into a different number of shares or units or a different class by reason of any reclassification, stock or unit split (including a reverse stock or unit split), recapitalization, split-up, combination, exchange of shares or units, readjustment, or other similar transaction, or a stock or similar dividend or distribution thereon (other than a transaction described in Section 3.7(b)), shall be declared with a record date within said period, (ii) any extraordinary cash dividend or any cash dividend in excess of BAM’s normal quarterly dividend of $0.13 per BAM Share, shall be declared with a record date within said period or (iii) any extraordinary cash distribution or any cash distribution in excess of BPY’s normal quarterly distribution of $0.3325 per BPY Unit, shall be declared with a record date within said period, then the number of BAM Shares that constitute the BAM Share Consideration and the Exchange Ratio shall be appropriately adjusted to provide holders of Acquired Units the same economic effect prior to such event; or

(ii)

any dividend or distribution on the BAM Shares of a security that is the economic equivalent of a BAM Share, including the special pro rata distribution by BAM to the holders of BAM Shares of class A exchangeable limited voting shares of Brookfield Asset Management Reinsurance Partners Ltd., shall be declared thereon with a record date within said period, then the BAM Share Consideration and the Exchange Ratio shall become a number of BAM Shares equal to the product of (x) the BAM Share Consideration multiplied by (y) the sum of (A) the number of shares or securities to be distributed per BAM Share plus (B) one.

(b)	In the event that any adjustment is made to the number of BAM Shares that constitute the BAM Share Consideration pursuant to Section 3.7(a), the same adjustment shall be made to the number of BAM Exchange LP Units that constitute the BAM Exchange LP Consideration.

ARTICLE 4

DISSENT PROCEDURES

4.1	Rights of Dissent

(a)

Registered BPY Unitholders may exercise rights of dissent with respect to their BPY Units pursuant to and in the manner set forth in Section 7.6 of the BPY LPA in connection with the Arrangement (the “Dissent Rights”). For greater certainty, non-registered holders of BPY Units, holders of Exchange LP Units, holders of BPYU Shares and holders of awards granted under the BPY Equity-Based Award Plans shall not be entitled to exercise Dissent Rights in respect of those securities or awards.

(b)

BPY Unitholders who properly exercise their Dissent Rights shall be deemed to have transferred their BPY Units to BPY as of the Effective Time as set out in Section 3.1(m) hereof. If such BPY Unitholders are ultimately entitled to be paid the fair value for their BPY Units by BPY pursuant to the Dissent Rights, the BPY Unitholders will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights; provided however that if any such BPY Unitholder is not ultimately entitled, for any reason, to be paid the fair value for their BPY Units by BPY such BPY Unitholder shall be deemed to have elected pursuant to Section 3.2(e) to receive the Default Consideration for each BPY Unit held and will be subject to the same adjustments made pursuant to Section 3.3 as for any other BPY Unitholder who elected or was deemed to have elected to receive such consideration.

4.2	Recognition of Dissenting Unitholders

From and after the Effective Time, in no case shall the Purchaser Parties, BPY or any other Person be required to recognize a Dissenting Unitholder as a holder of BPY Units or as a holder of any securities of any of Purchaser Parties, BPY or any of their respective subsidiaries and the names of the Dissenting Unitholders shall be deleted from the register of holders of BPY Units.

ARTICLE 5

DELIVERY OF CONSIDERATION

5.1	Delivery of Consideration

(a)

Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more outstanding Acquired Units, other than the BPYU Shares, together with a duly completed and executed Letter of Transmittal and Election Form, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the

Depositary shall deliver to such holder following the Effective Time (in each case, less any amounts withheld pursuant to Section 5.4 hereof), (i) a certificate representing the number of BAM Shares or BAM Exchange LP Units to which such holder is entitled to receive under the Arrangement, as applicable, (ii) a certificate representing the number of New Preferred Units to which such holder is entitled to receive under the Arrangement, as applicable, and (iii) a cheque or, for any payment in excess of C$25 million, a wire transfer of immediately available funds for the cash consideration to which such holder is entitled to under the Arrangement, as applicable.

(b)

Pursuant to Section C(3)(h) of the BPYU Certificate of Incorporation, as contemplated by this Plan of Arrangement, each outstanding BPYU Share will automatically be exchanged for the Default Consideration, subject to proration in accordance with Section 3.3, without any act or formality required on the part of the BPYU Stockholders, and the Depositary shall deliver, or shall cause to be delivered, to such holder following the Effective Time (in each case, less any amounts withheld pursuant to Section 5.4 hereof), (i) a certificate representing the number of BAM Shares to which such holder is entitled to receive, as applicable, (ii) a certificate representing the number of New Preferred Units to which such holder is entitled to receive, as applicable, and (iii) a cheque or, for any payment in excess of C$25 million, a wire transfer of immediately available funds for the cash consideration to which such holder is entitled to receive, as applicable.

(c)

After the Effective Time and until surrendered for cancellation as contemplated by Section 5.1(a) hereof, each certificate which immediately prior to the Effective Time represented one or more Acquired Units shall be deemed at all times to represent only the right to receive in exchange therefor the entitlements which the holder of such certificate is entitled to receive in accordance with Section 5.1(a) hereof.

5.2	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Acquired Units that were exchanged pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the consideration that such Person is entitled to receive pursuant to Section 3.1 (and any dividends or distributions with respect thereto pursuant to Section 5.3) deliverable in accordance with such holder’s Letter of Transmittal and Election Form. When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom the consideration is being delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Purchaser Parties, BPY and the Depositary in such sum as the Purchaser Parties, BPY or the Depositary may direct or otherwise indemnify the Purchaser Parties, BPY, the Applicable Acquirors and the Depositary in a manner satisfactory to the Purchaser Parties, BPY and the Depositary against any claim that may be made against the Purchaser Parties, BPY, the Applicable Acquirors or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

5.3	Distributions with Respect to Unsurrendered Certificates

No distribution declared or made after the Effective Time with respect to BAM Shares or New Preferred Units with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Acquired Units unless and until the holder of such certificate shall have complied with the provisions of Section 5.1 or Section 5.2 hereof. Subject to applicable law and to Section 5.4 hereof, at the time of such compliance, a Former Holder entitled to receive BAM Shares, BAM Exchange LP Units and/or New Preferred Units shall receive, in addition to the delivery of certificate(s) representing the BAM Shares, BAM Exchange LP Units and/or New Preferred Units, a cheque for the amount of the distribution (or a certificate or other evidence of the property distributed, as applicable) with a record date after the Effective Time, without interest, theretofore paid with respect to such BAM Shares, BAM Exchange LP Units and/or New Preferred Units, as applicable.

5.4	Withholding Rights

The Applicable Acquirors, BPY, BPO ETS, the Depositary and any other Person shall be entitled to deduct and withhold from any amount otherwise payable to any Person hereunder such amounts as the Applicable Acquirors, BPY, BPO ETS, the Depositary or such other Person, as applicable, are required to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds any cash component of the consideration otherwise payable to the holder, the Applicable Acquirors and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration otherwise payable to the holder as is necessary to provide sufficient funds to the Applicable Acquirors or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Applicable Acquirors or the Depositary shall notify the holder thereof and remit the applicable portion of the net proceeds of such sale to the appropriate taxing authority, and shall remit to such holder any unapplied balance of the proceeds of such sale.

5.5	Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Acquired Units that are exchanged pursuant to Section 3.1 and not deposited with all other instruments required by Section 5.1(a) on or prior to the sixth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a unitholder of BPY or Exchange LP, or as a shareholder of BAM or a unitholder of New LP. On such date, the cash, BAM Shares, BAM Exchange LP Units or New Preferred Units, as applicable, to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Applicable Acquiror, together with all entitlements to distributions and interest thereon held for such former registered holder.

5.6	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

5.7	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Acquired Units (other than BPYU Shares) issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of BPY Units and Exchange LP Units, the Applicable Acquirors, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any BPY Units (other than Dissent Rights) and Exchange LP Units shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

5.8	Illegality of Delivery of BAM Shares or New Preferred Units

Notwithstanding the foregoing, if it appears to the Applicable Acquirors that it would be contrary to applicable law to issue BAM Shares or New Preferred Units pursuant to the Arrangement to a holder of Acquired Units that is not a resident of Canada or the United States, the BAM Shares and/or New Preferred Units that otherwise would be delivered to that Person will be delivered to the Depositary for sale by the Depositary on behalf of that Person. The BAM Shares and/or New Preferred Units so delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of the BAM Shares and/or New Preferred Units sold by it. Each such Person will receive a pro rata share of the cash proceeds from the sale of the BAM Shares and the sale of the New Preferred Units, as applicable, sold by the Depositary (less commissions, other reasonable expenses incurred in connection with such sale and any amount withheld in respect of taxes) in lieu of the BAM Shares and/or New Preferred Units. The net proceeds will be remitted in the same manner as other payments pursuant to this Article 5. None of the Applicable Acquirors, the Depositary or BPY will be liable for any loss arising out of any such sales.

5.9	Transfer Taxes

All transfer, stamp, documentary, registration, conveyance and other similar taxes and fees incurred in connection with any sale or other disposition of BAM Shares or New Preferred Units by the Applicable Acquirors or the Depositary pursuant to Sections 3.6, 5.4 or 5.8 shall be borne solely by the Applicable Acquirors.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)

The Purchaser Parties and BPY may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Purchaser Parties and BPY, each acting reasonably, (iii) if made following the BPY Unitholders’ Meeting and prior to receipt of the Final Order, filed with the Court and approved by the Court and communicated to the BPY Unitholders and Exchange LP Unitholders if and as required by the Court, and (iv) if made following receipt of the Final Order and prior to the Effective Time, filed with the Court and approved by the Court and communicated to the BPY Unitholders and Exchange LP Unitholders if and as required by the Court, unless such amendment concerns a matter which, in the reasonable opinion of the Purchaser Parties and BPY, is of an administrative nature and is not adverse to the economic interest of any holder of Acquired Units.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by BPY or the Purchaser Parties at any time prior to the BPY Unitholders’ Meeting (provided that BPY or the Purchaser Parties, as applicable, shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the BPY Unitholders’ Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the BPY Unitholders’ Meeting shall be effective only if (i) it is consented to in writing by BPY and the Purchaser Parties (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the BPY Unitholders voting in the manner directed by the Court.

(d)

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Purchaser, provided that it concerns a matter which, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former holder of Acquired Units.

ARTICLE 7

MISCELLANEOUS

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein.

7.2	Directions of the Special Committee

Any decision, determination or action to be made or taken (or not taken) in connection with this Plan of Arrangement, as the case may be, by BPY or the Board of Directors on or after the date hereof, shall be made or taken (or not taken) at the direction of the Special Committee.

SCHEDULE A

BPY LPA AMENDMENT

(See attached.)

BROOKFIELD PROPERTY PARTNERS L.P.

SEVENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. (the “Partnership”), dated as of August 8, 2013, as amended by a First Amendment, dated as of November 5, 2015, as amended by a Second Amendment, dated as of March 21, 2019, as amended by a Third Amendment, dated as of August 20, 2019, as amended by a Fourth Amendment, dated as of February 18, 2020, as amended by a Fifth Amendment dated as of April 21, 2020, as amended by a Sixth Amendment dated as of ●, 2021 (as amended, the “Agreement”) is made on the ● day of ●, 2021 (the “Arrangement Date”), but following the acquisition by Brookfield Asset Management Inc. (“Brookfield”) of Equity Units of the Partnership as described in Section 3.1(d) of the Plan of Arrangement (as defined below), by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to the arrangement agreement dated March 31, 2021 between Brookfield, BPY Arrangement Corporation (“Purchaser Sub”) and the Partnership, Brookfield and Purchaser Sub have agreed to acquire, directly and/or indirectly, all of the issued and outstanding Equity Units to be implemented pursuant to a plan of arrangement (the “Plan of Arrangement”) made in accordance with the applicable provisions of the Business Corporations Act (Ontario) (and the regulations made thereunder) (the “Transaction”);

AND WHEREAS, pursuant to the terms of the Transaction, holders of Equity Units will be entitled to elect to receive, in respect of each Equity Unit held, the Cash Consideration, the BAM Share Consideration or the New Preferred Unit Consideration, each as defined herein;

AND WHEREAS, in order to effect the Transaction, the General Partner desires to amend the Agreement as set out herein to, inter alia, provide the Partnership with a right of redemption in order to redeem Equity Units not held by Brookfield and any of its subsidiaries in respect of which an election, or deemed election, has been made by holders thereof to receive the Cash Consideration in accordance with the Plan of Arrangement and to provide Purchaser Sub with an overriding call right following the exercise by the Partnership of such redemption right in order to purchase (or caused to be purchased) such Equity Units in respect of which an election, or deemed election, has been made by holders to receive the BAM Share Consideration and/or the New Preferred Unit Consideration;

AND WHEREAS, pursuant to Section 14.2.1 of the Agreement, amendments to the Agreement may only be proposed by or with the consent of the General Partner and the General Partner has proposed and consented to the Amendment;

AND WHEREAS, pursuant to Section 14.3.4 of the Agreement, the Partnership has obtained opinions of counsel acceptable to the General Partner to the effect that the Amendment (i) will not cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the General Partner has not made the election contemplated by Section 9.6 of the Agreement) and (ii) will not affect the limited liability of any Limited Partner or any limited partner of the Property Partnership under applicable Law;

AND WHEREAS, pursuant to Section 14.2.2. of the Agreement, the Amendment shall be effective upon its approval by the General Partner and, where required under the Agreement or by the Limited Partnership Act, on the consent, vote or approval of the amendment by the holders of a majority of the voting power of the Outstanding Equity Units;

AND WHEREAS, a meeting (the “Meeting”) of the holders of Equity Units was held on ●, 2021 at which a resolution approving the Amendment and the Transaction was adopted by holders of a majority of the Equity Units that attended the Meeting virtually or by proxy and such resolution was also adopted in accordance and compliance with the Agreement and minority vote requirements prescribed in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

NOW THEREFORE,

1.	Amendments to Article 1

(a)	Section 1.1 is hereby amended by adding the following definitions:

1.1.2.1

“Amendment Effective Time” means the time that the Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of ●, 2021 becomes effective pursuant to Section 3.1(f) of the Plan of Arrangement;

1.1.2.2

“Arrangement” means the arrangement of Purchaser Sub under Section 182 of the Business Corporations Act (Ontario) (and the regulations made thereunder) in accordance with the terms and subject to the conditions set out in the Plan of Arrangement;

1.1.2.3

“Arrangement Agreement” means the arrangement agreement dated March 31, 2021 between Brookfield, Purchaser Sub and the Partnership with respect to the Arrangement, as may be amended from time to time in accordance with its terms;

1.1.2.4	“Arrangement Year” has the meaning assigned to such term in Section 4.4.4;

1.1.3.1	“BAM Share” means a class A limited voting share in the capital of Brookfield;

1.1.3.2	“BAM Share Amount” means $45.67, being the closing price of one BAM Share on the New York Stock Exchange on March 26, 2021;

1.1.3.3	“BAM Share Consideration” means 0.3979 of a BAM Share for each Equity Unit, subject to adjustment in accordance with Section 3.7(a) of the Plan of Arrangement;

1.1.10.1	“Call Right” has the meaning assigned to such term in Section 7.5.1;

1.1.12.1	“Cash Consideration” means $18.17 for each Equity Unit;

1.15.1

“Circular” means the notice and management information circular dated ●, 2021 mailed to Equity Unitholders in connection with the Meeting and includes the letters of transmittal, form of proxy and any other documents which were mailed that are supplementary to the Circular;

1.1.20.1	“Depositary” means AST Trust Company (Canada);

1.1.20.2	“Effective Date” has the meaning assigned to such term in the Arrangement Agreement;

1.1.20.4	“Equity Unitholder” means a registered or beneficial holder of an Equity Unit;

1.1.48.1	“Meeting” means such meeting or meetings of Equity Unitholders, including any adjournment or postponement thereof, convened to consider, and if deemed advisable approve, the Resolution;

1.1.48.2	“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Date, the general partner of which will be the Property Partnership;

1.1.48.3	“New Preferred Unit” means the Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 of New LP;

1.1.48.4	“New Preferred Unit Amount” means $25.00, being the issue price of each New Preferred Unit;

1.1.48.5	“New Preferred Unit Consideration” means 0.7268 of a New Preferred Unit for each Equity Unit;

1.1.50.1	“Notional Year” has the meaning assigned to such term in Section 4.4.4;

1.1.60.1

“Plan of Arrangement” means the plan of arrangement in substantially the form of Schedule B of the Circular subject to any amendments, modifications or supplements made thereto in accordance with the Arrangement Agreement and Section 6.1 of the Plan of Arrangement or made at the discretion of the Ontario

Superior Court of Justice (Commercial List) with the consent of Brookfield, Purchaser Sub and the Partnership, each acting reasonably;

1.1.62.1	“Public Unitholder” means a holder of Public Units;

1.1.62.2	“Public Units” means the Equity Units that are issued and outstanding (except for those Equity Units held by Brookfield and any of its subsidiaries) at the Amendment Effective Time;

1.1.62.3	“Purchaser Sub” means BPY Arrangement Corporation;

1.1.69.1	“Resolution” means the resolution of the Equity Unitholders adopted at the Meeting approving the Transaction;

1.1.75.1

“Transaction” means the acquisition, directly and/or indirectly, by Brookfield and Purchaser Sub of all of the issued and outstanding Equity Units to be implemented pursuant to the Plan of Arrangement and in accordance with the Arrangement Agreement.

(b)	Section 1.1.2 is hereby deleted in its entirety and replaced with the following:

“Agreement” means this Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P., as amended by the First Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of November 5, 2015, as amended by the Second Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of March 21, 2019, as amended by the Third Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of August 20, 2019, as amended by the Fourth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 18, 2020, as amended by the Fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 21, 2020, as amended by the Sixth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of ●, 2021 and as amended by the Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of ●, 2021;

(c)

The Subsection numbers corresponding to the definitions of “Equity Unit”, “Preferred Unit” and “Preferred Unitholders” in Section 1.1 are hereby changed from 1.1.20.1, 1.1.60.1 and 1.1.60.2, respectively, to 1.1.20.3, 1.1.60.2 and 1.1.60.3, respectively.

2.	Amendment to Section 1.7

Section 1.7 is hereby deleted in its entirety and replaced with the following:

Section 1.7    Governing Law; Submission to Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of Bermuda. Each of the Partners (other than governmental entities prohibited from submitting to the jurisdiction of a particular jurisdiction) irrevocably attorn to: (i) the exclusive jurisdiction of the courts of Bermuda and Ontario for any actions, suits, litigation or proceedings relating to the construction of this Agreement, (ii) the exclusive jurisdiction of the federal district courts of the United States of America for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, and (iii) the exclusive jurisdiction of the courts of Ontario for the resolution of any complaint asserting a cause of action arising under the under the Securities Act (Ontario) and similar Canadian legislation. Each Partner waives, to the fullest extent permitted by Law, any immunity from jurisdiction of any such court or from any legal process therein and further waives, to the fullest extent permitted by Law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over the Partner. Any final judgment against a Partner in any proceedings brought in any such court will be conclusive and binding upon the Partner and may be enforced in the courts of any other jurisdiction of which the Partner is or may be subject, by suit upon such judgment. The foregoing submission to jurisdiction and waivers will survive the dissolution, liquidation, winding up and termination of the Partnership.

3.	Amendments to Article 4

(a)	Section 4.4.3 is hereby deleted in its entirety and replaced with the following:

4.4.3

Notwithstanding Section 4.4.2, if Sections 4.4.3.1, 4.4.3.2, 4.4.3.3 and 4.4.3.4 are all true in a given fiscal year of the Partnership, the Income for Canadian Tax Purposes will be allocated in the manner described below.

4.4.3.1

The Partnership or an Affiliate of the Partnership acquires, buys, buys back or otherwise purchases Equity Units in connection with an offer or program by the Partnership or the Affiliate to acquire, buy, buy back, or otherwise purchase Equity Units (other than by way of a normal course issuer bid or other open market purchase), or the Partnership redeems, buys back or otherwise purchases Equity Units including Equity Units acquired from any dissenting Public Unitholder pursuant to Section 7.6, or an Affiliate of the Partnership purchases Equity Units pursuant to an overriding call right triggered by the exercise by the Partnership of such redemption right;

4.4.3.2

The money or property that is used by the Partnership, the Affiliate or the Subsidiary to acquire, buy, buy back, redeem or otherwise purchase Equity Units in the manner described in Section 4.4.3.1 is derived exclusively in whole or in part, directly or indirectly, from money or property that is received by the Partnership from the Property Partnership as consideration for the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by the Partnership;

4.4.3.3	The Partnership has Income for Canadian Tax Purposes (in other words, the Partnership does not have a Loss for Canadian Tax Purposes); and

4.4.3.4

The Income for Canadian Tax Purposes includes positive amounts each of which is an amount that is derived from capital gains (for Canadian Tax Purposes) realized by the Partnership by reason of the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by the Partnership.

The lesser of (1) the amount of Income for Canadian Tax Purposes which is comprised of capital gains and (2) the aggregate of the positive amounts included in Income for Canadian Tax Purposes described in Section 4.4.3.4 will be allocated exclusively and specially (the “Special Income Allocation Amount”) only to the Limited Partners whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased in the manner described in Section 4.4.3.1 using money or property derived in the manner described in Section 4.4.3.2 by the Partnership, the Affiliate or the Subsidiary, on the basis that each such Limited Partner shall be allocated the proportion of the Special Income Allocation Amount that the number of Equity Units acquired by the Partnership, such Affiliate or such Subsidiary from the Limited Partner is of the total number of Equity Units acquired from all such Limited Partners by the Partnership, such Affiliate or such Subsidiary. The balance (if any) of the Income for Canadian Tax Purposes in respect of the fiscal year (being the amount remaining after subtracting the Special Income Allocation Amount from the Income for Canadian Tax Purposes in respect of the fiscal year) will be allocated to all Partners in accordance with Section 4.4.2.

For greater certainty: (a) the money or property received by a Limited Partner whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased by the Partnership, the Affiliate or the Subsidiary shall not be considered to be a “distribution” for the purposes of Section 4.4.2; (b) the allocation of income described in this Section 4.4.3 shall not apply to an Affiliate or a Subsidiary that has acquired Equity Units from Limited Partners pursuant to an offer or program or an overriding call right, including the Call Right, described in Section 4.4.3.1 and such Equity Units are subsequently acquired, bought back or otherwise purchased for cancellation by the Partnership; and (c) the money or property received by the Affiliate or Subsidiary on such a subsequent acquisition by the Partnership of the Equity Units acquired by the Affiliate or Subsidiary from Limited Partners pursuant to an offer or program or an overriding call right, including the Call Right, described in Section 4.4.3.1 shall not be considered to be a “distribution” for the purposes of Section 4.4.2.

(b)	The following provision is hereby added to Article 4:

4.4.4

For purposes of Section 4.4.2 and Section 4.4.3, in computing the Partnership’s Income for Canadian Tax Purposes for the fiscal year of the Partnership that includes the Arrangement (the “Arrangement Year”), the Partnership shall be considered to have a had a fiscal year (the “Notional Year”) commencing on January 1, 2021 and ending immediately following the completion of the Arrangement steps occurring on the Arrangement Date. The Partnership shall determine its net income or net loss for the Notional Year on a “closing of the books” basis reasonably and in good faith, as would be determined without reference to this section, provided, however, that any gain or income from a disposition of property occurring after the end of the Notional Year shall not be allocated to the Notional Year; and any transaction expenses incurred by the Partnership in the Notional Year shall be allocated to and, to the extent permitted by the Income Tax Act, deducted in computing the income of the Partnership in the Notional Year. For greater certainty, the balance (if any) of the Income for Canadian Tax Purposes after allocating the Special Income Allocation Amount to the Limited Partners whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased in the manner described in Section 4.4.3.1 using money or property derived in the manner described in Section 4.4.3.2 by the Partnership, the Affiliate or the Subsidiary, for the Arrangement Year will be allocated to all Partners for the Notional Year in accordance with Section 4.4.2. and the Income for Canadian Tax Purposes (if any) for the balance of the Arrangement Year and any subsequent fiscal year will not be allocated to the Public Unitholders in respect of the Public Units. Absent any assessment in respect of taxes, the Partnership shall not amend any allocation of Income for Canadian Tax Purposes or Loss for Canadian Tax Purposes to Limited Partners in respect of the Arrangement Year or any previous fiscal year.

4.	Amendment to Article 7

Article 7 is hereby amended by adding the following provisions:

7.4	Redemption by the Partnership

7.4.1

Subject to any applicable Laws and the due exercise of the Call Right pursuant to Section 7.5, the Partnership will have the right, on the Effective Date, to redeem all, but not less than all, of the then outstanding Public Units for an amount per unit equal to the Cash Consideration.

7.4.2

If the Partnership exercises its right to redeem Public Units under this Section 7.4, and, subject to the exercise of the Call Right, the Partnership will cause to be delivered to the Public Unitholders the Cash Consideration for each Public Unit so redeemed upon presentation and surrender at the registered office of the Partnership or at any office of the Depositary as may be specified by the Partnership in the

Circular of the certificates (if any) representing such Public Units, together with a letter of transmittal in respect of such certificates and such additional documents and instruments as the Depositary may reasonably require. Payment of the aggregate Cash Consideration payable to a Public Unitholder will be made by delivery to such Public Unitholder, at the address of such Public Unitholder recorded in the register of the Partnership or by holding for pick-up by the Public Unitholder at the registered office of the Partnership or at any office of the Depositary as may be specified by the Partnership in the Circular. Provided that such aggregate Cash Consideration has been so deposited on or before the Effective Date in accordance with the Arrangement Agreement and the Plan of Arrangement, the Public Units will be redeemed and the rights of the Public Unitholders thereof on and after the Effective Date will be limited to receiving their proportionate part of the aggregate Cash Consideration for such Public Units so deposited, against presentation and surrender of the said certificates held by them in accordance with the foregoing provisions and the Public Unitholders will not be entitled to exercise any of the rights of Public Unitholders in respect thereof, other than the right to receive the Cash Consideration for each Public Unit redeemed.

7.4.3

If the aggregate cash amount which a Public Unitholder is entitled to receive pursuant to this Section 7.4 would otherwise include a fraction of $0.01, then the aggregate cash amount to which such Public Unitholder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

7.5	Call Right

7.5.1

Subject to the limitations set forth in Section 7.5.2, Purchaser Sub will have the overriding right (the “Call Right”), notwithstanding the right of the Partnership to redeem the Public Units pursuant to Section 7.4 hereof, to purchase (on the Effective Date) Public Units in respect of which an election, or deemed election, including as a result of proration, has been made to receive the BAM Share Consideration and/or the New Preferred Unit Consideration in accordance with the Plan of Arrangement on payment by the Purchaser Sub of the BAM Share Consideration and/or the New Preferred Unit Consideration, as applicable, for each such Public Unit. In the event of the exercise by Purchaser Sub of its Call Right, each Public Unitholder will be obligated to sell all the Public Units which are subject to the Call Right held by such Public Unitholder to Purchaser Sub on the Effective Date on payment by, or on behalf of Purchaser Sub, to such Public Unitholder of the BAM Share Consideration and/or New Preferred Unit Share Consideration, as applicable, for each such Public Unit.

7.5.2

Purchaser Sub must provide notice of its intention to exercise its Call Right on or before 3:01 a.m. (Toronto time) on the Effective Date. If Purchaser Sub duly exercises its Call Right in accordance with this Section 7.5, the right of the Partnership to redeem those Public Units which are subject to the Call Right pursuant to Section 7.4 on the Effective Date will terminate at such time and, on the Effective Date, Purchaser Sub will purchase and the Public Unitholders of such

Public Units will sell all of the Public Units subject to the Call Right in accordance with this Section 7.5.

7.5.3

For the purposes of completing a purchase of the Public Units pursuant to the exercise of the Call Right, Purchaser Sub will deposit or cause to be deposited with the Depositary, on or before the Effective Date, the aggregate BAM Share Consideration and New Preferred Unit Consideration deliverable by Purchaser Sub pursuant to Section 7.5.1. Provided that the aggregate BAM Share Consideration and New Preferred Unit Consideration have been so deposited with the Depositary, on and after the Effective Date, the Public Unitholders who elected, or were deemed to have elected, including pursuant to proration, to receive the BAM Consideration and/or the New Preferred Unit Consideration in respect of some or all of their Public Units will cease to be Unitholders of such Public Units and will not be entitled to exercise any of the rights of Public Unitholders in respect thereof other than the right to receive such Public Unitholder’s portion of the aggregate BAM Share Consideration and New Preferred Unit Consideration, without interest to which such Unitholder is entitled pursuant to such elections or deemed elections, payable by Purchaser Sub upon presentation and surrender by such Public Unitholder of certificates (if any) representing the Public Units held by such Public Unitholder in accordance with the following provisions and such Public Unitholder will on and after the last Business Day prior to such Effective Date be considered and deemed for all purposes to be holders of the securities delivered to them as part of the BAM Share Consideration and/or New Preferred Unit Consideration which such Public Unitholder is entitled. Upon surrender to the Depositary of a certificate (if any) representing Public Units, together with such other documents and instruments as may be required to effect a transfer of Public Units under the Limited Partnership Act, the Partnership Agreement and such additional documents and instruments as the Depositary and the Partnership may reasonably require, the Public Unitholder of such surrendered certificate will be entitled to receive in exchange therefor, and the Depositary on behalf of Purchaser Sub will deliver to such Public Unitholder, the BAM Share Consideration and/or the New Preferred Unit Consideration. If Purchaser Sub does not exercise the Call Right in the manner described above, on the Effective Date a Public Unitholder will be entitled to receive in exchange therefor the Cash Consideration otherwise payable by the Partnership in connection with the redemption of the Public Units pursuant to Section 7.4 hereof.

7.5.4

For greater certainty, Purchaser Sub, New LP and/or their respective Affiliates may undertake such transactions as may be necessary or desirable in order to deliver, or cause to be delivered, all or a portion of BAM Shares or New Preferred Units to Public Unitholders in accordance with Section 7.5.3, provided such transactions are not prejudicial to the rights or interests of any Public Unitholder.

7.5.5

Each Public Unitholder, by virtue of becoming and being such a Public Unitholder, will be deemed to acknowledge the Call Right in favour of Purchaser Sub and the overriding nature thereof and to be bound thereby in favour of Purchaser Sub as herein provided.

7.5.6

Where the aggregate number of BAM Shares to be delivered to a Public Unitholder pursuant to this Section 7.5 would result in a fraction of a BAM Share being issuable, then the number of BAM Shares to be delivered to such Public Unitholder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share thereof, such Public Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) equal to such Public Unitholder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such Public Unitholders would otherwise be entitled. The Depositary will sell such BAM Shares by private sale (including by way sale through the facilities of any stock exchange upon which the BAM Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Public Unitholders otherwise entitled to receive fractional interests in BAM Shares.

7.5.7

Where the aggregate number of New Preferred Units to be delivered to a Public Unitholder pursuant to this Section 7.5 would result in a fraction of a New Preferred Unit being issuable, then the number of New Preferred Units to be delivered to such Public Unitholder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional New Preferred Unit thereof, such Public Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the New Preferred Unit Amount multiplied by (ii) the fractional New Preferred Unit amount.

7.5.8

On or before 3:01 a.m. (Toronto time) on the Effective Date, Purchaser Sub may assign, in whole or in part, its Call Right to one or more of its Affiliates, in which case this Section 7.5 shall apply to such Affiliate(s) mutatis mutandis; provided that any such assignment shall not relieve Purchaser Sub of any of its obligations hereunder, and provided further that if such assignment takes place, Purchaser Sub shall continue to be fully liable as primary obligor, on a joint and several basis with any such Affiliate, for any default in performance by the assignee of Purchaser Sub’s obligations hereunder. For greater certainty, the transfer of Public Units of the Partnership as described in Section 3.1(d) of the Plan of Arrangement shall take place pursuant to the Plan of Arrangement and not in connection with the Call Right by an Affiliate of Purchaser Sub.

7.6	Dissent Rights

7.6.1	Subject to this Section 7.6, any Public Unitholder may dissent in respect of the Transaction.

7.6.2

In addition to any other right the Public Unitholder may have, a Public Unitholder who complies with this Section 7.6 is entitled, after the Transaction is completed, to be paid by the Partnership the fair value of the Public Units held by the Public Unitholder, determined as of the close of business on the day before the Resolution was adopted.

7.6.3

A dissenting Public Unitholder may only claim under this Section 7.6 with respect to all of the Public Units held by the Public Unitholder and registered in the name of the dissenting Public Unitholder at the record date set by the Partnership in respect of the Meeting.

7.6.4

A dissenting Public Unitholder shall send to the Partnership, at least two days prior to the Meeting, a written objection to the Resolution, unless the Partnership did not give notice to the Public Unitholder of the purpose of the Meeting and of the Public Unitholder’s right to dissent.

7.6.5

The Partnership shall, within ten days after the Public Unitholders adopt the Resolution, send to each Public Unitholder who has filed the objection referred to in Section 7.6.4 notice that the Resolution has been adopted, but such notice is not required to be sent to any Public Unitholder who voted for or abstained from voting for the Resolution or who has withdrawn its objection (and, for greater certainty, a Public Unitholder who voted for or abstained from voting for the Resolution or who has withdrawn its objection will not be considered a dissenting Public Unitholder).

7.6.6

A dissenting Public Unitholder entitled to receive notice under Section 7.6.5 shall, within twenty days after receiving such notice, or, if the dissenting Public Unitholder does not receive such notice, within twenty days after learning that the Resolution has been adopted, send to the Partnership a written notice containing:

(i)	the dissenting Public Unitholder’s name and address;

(ii)	the number of Public Units in respect of which the dissenting Public Unitholder dissents; and

(iii)	a demand for payment of the fair value of such Public Units.

7.6.7

Not later than the thirtieth day after the sending of a notice under Section 7.6.6, a dissenting Public Unitholder shall send the certificates representing the Public Units held by the Public Unitholder to the Partnership or its transfer agent.

7.6.8	A dissenting Public Unitholder who fails to comply with Section 7.6.7 has no right to make a claim under this Section 7.6.

7.6.9

The Partnership or its transfer agent shall endorse on any certificate received under Section 7.6.7 a notice that the Public Unitholder is a dissenting Public Unitholder under this Section 7.6 and shall return forthwith the certificates to the dissenting Public Unitholder.

7.6.10

On sending a notice under Section 7.6.6, a dissenting Public Unitholder ceases to have any rights as a Public Unitholder other than the right to be paid the fair value of the Public Units as determined under this Section 7.6 except where:

(i)	the dissenting Public Unitholder withdraws the notice before the Partnership makes an offer under Section 7.6.11;

(ii)	the Partnership fails to make an offer in accordance with Section 7.6.11 and the dissenting Public Unitholder withdraws the notice; or

(iii)	the Arrangement Agreement is terminated,

in which case the dissenting Public Unitholder’s rights are reinstated as of the date the dissenting Public Unitholder sent the notice referred to in Section 7.6.6.

7.6.11

The Partnership shall, not later than seven days after the later of the day on which the action approved by the Resolution is effective or the day the Partnership received the notice referred to in Section 7.6.6, send to each dissenting Public Unitholder who has sent such notice a written offer to pay for the dissenting Public Unitholder’s Public Units in an amount considered by the board of directors of the General Partner to be the fair value, accompanied by a statement showing how the fair value was determined.

7.6.12	Every offer made under Section 7.6.11 for Public Units shall be on the same terms.

7.6.13

The Partnership shall pay for the Public Units of a dissenting Public Unitholder within 10 days after an offer made under Section 7.6.11 has been accepted, but any such offer lapses if the Partnership does not receive an acceptance thereof within 30 days after the offer has been made.

7.6.14

Where the Partnership fails to make an offer under Section 7.6.11, or if a dissenting Public Unitholder fails to accept an offer, the Partnership may, within 50 days after the action approved by the Resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the Public Units of any dissenting Public Unitholder.

7.6.15

If the Partnership fails to apply to a court under Section 7.6.14, a dissenting Public Unitholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

7.6.16	The court where an application under Sections 7.6.14 or 7.6.15 may be made is the Ontario Superior Court of Justice (Commercial List).

7.6.17	A dissenting Public Unitholder is not required to give security for costs in an application made under Sections 7.6.14 or 7.6.15.

7.6.18	On an application under Sections 7.6.14 or 7.6.15:

(i)	all dissenting Public Unitholders whose Public Units have not been purchased by the Partnership shall be joined as parties and bound by the decision of the court; and

(ii)

the Partnership shall notify each affected dissenting Public Unitholder of the date, place and consequences of the application and of the dissenting Public Unitholder’s right to appear and be heard in person or by counsel.

7.6.19

On an application to a court under Sections 7.6.14 or 7.6.15, the court may determine whether any other person is a dissenting Public Unitholder who should be joined as a party, and the court shall then fix a fair value for the Public Units of all dissenting Public Unitholders.

7.6.20	A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the Public Units of the dissenting Public Unitholders.

7.6.21

The final order of a court in the proceedings commenced by an application under Sections 7.6.14 or 7.6.15 shall be rendered against the Partnership in favour of each dissenting Public Unitholder and for the amount of the Public Units as fixed by the court.

7.6.22

If Section 7.6.24 applies, the Partnership shall, within ten days after the pronouncement of an order under Section 7.6.21, notify each dissenting Public Unitholder that it is unable lawfully to pay dissenting Public Unitholders for their Public Units.

7.6.23	If Section 7.6.24 applies, a dissenting Public Unitholder, by written notice delivered to the Partnership within thirty days after receiving a notice under Section 7.6.22, may

(i)	withdraw their notice of dissent, in which case the Partnership is deemed to consent to the withdrawal and the Public Unitholder is reinstated to their full rights as a Public Unitholder; or

(ii)

retain a status as a claimant against the Partnership, to be paid as soon as the Partnership is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Partnership but in priority to its Unitholders.

7.6.24	The Partnership shall not make a payment to a dissenting Public Unitholder under this section if there are reasonable grounds for believing that

(i)	the Partnership is or would after the payment be unable to pay its liabilities as they become due; or

(ii)	the realizable value of the Partnership’s assets would thereby be less than the aggregate of its liabilities.

7.6.25	The provisions of Section 9.5 shall apply mutatis mutandis to any payment to a Public Unitholder under this Section 7.6.

5.	Effective Date

This Amendment shall be effective at the time it is stated to become effective pursuant to Section 3.1(f) the Plan of Arrangement.

6.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of Bermuda.

7.	General

(a)	Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

[Remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the ● day of ●, 2021.

GENERAL PARTNER: BROOKFIELD PROPERTY PARTNERS LIMITED

By:
Name: Jane Sheere
Title: Secretary

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

GENERAL PARTNER: BROOKFIELD PROPERTY PARTNERS LIMITED

By:
Name: Jane Sheere
Title: Secretary